SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                                                             -------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): April 30, 2001




                         ESC MEDICAL SYSTEMS, LTD.

           ------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)




               Israel                     000-27572            Not Applicable
               ------                     ---------            --------------
   (State or Other Jurisdiction of       (Commission           (IRS Employer
           Incorporation)                File Number)       Identification No.)




                    P.O. Box 240, Yokneam 20692, Israel
                    -----------------------------------
        (Address of principal executive offices, including zip code)


                  Registrant's telephone number, including area code:
                       011-972-4-959-9000

                               Not Applicable

       (Former Name or Former Address, if Changed Since Last Report)

Item 2.  Acquisition or Disposition of Assets

         On February 25, 2001, ESC Medical Systems, Ltd. ("ESC"), its wholly-owned subsidiary, Energy Systems Holdings Inc. ("ESH"), and Coherent, Inc. ("Coherent"), entered into an Asset Purchase Agreement, dated as of February 25, 2001 (the "Asset Purchase Agreement"), pursuant to which Coherent agreed to sell or cause to be sold to ESC and certain of its subsidiaries (collectively, the "Buyer Group") substantially all of the assets and liabilities of the Coherent Medical Group, Coherent's medical products division (the "Acquisition"). On April 30, 2001, the Buyer Group and Coherent and its subsidiaries completed the Acquisition (the "Closing"). In addition, on April 30, 2001, the Asset Purchase Agreement was amended by the parties thereto (the "First Amendment"). ESC issued a press release relating to the Acquisition on April 30, 2001. A copy of the press release is filed as Exhibit 99.1 hereto. The Asset Purchase Agreement and an amendment thereto dated April 30, 2001 are filed as Exhibits 2.1 and
2.2 hereto, respectively.

         At the Closing, the Coherent entities received $100,000,000 in cash (the "Cash Purchase Price"), 5,432,099 ESC ordinary shares (the "Shares"), and an eighteen-month note bearing interest at the rate of 5% per annum and in the principal amount of $12,900,000 (the "Note", together with the Cash Purchase Price and the Shares, the "Closing Consideration"). The Asset Purchase Agreement also provides for a post-Closing earn-out payment to Coherent of up to $25,000,000, subject to certain financial conditions being met (the "Post-Closing Consideration"). The amount and terms of the Closing Consideration and the Post-Closing Consideration were determined by arms-length negotiations among the parties.

         Effective as of the Closing, Bernard Coullaird, Chairman and CEO of Coherent, became a member of ESC's Board of Directors.

         To finance the Acquisition, ongoing working capital needs and, if needed, the refinancing of ESC's 6% convertible subordinated notes due September 1, 2002, ESC and certain of its subsidiaries entered into various financing arrangements (the "Financing") with Bank Hapoalim B.M (the "Bank"). The financing consists of: (a) a $100,000,000 six-year term loan,
(b) a $50,000,000 line of credit and (c) a letter of intent pursuant to which the Bank agreed, subject to the terms and conditions set forth therein, to provide up to $92,000,000 to refinance ESC's 6% convertible subordinated notes due September 1, 2002. Each of the facilities is or will be secured by substantially all of the assets of ESC, ESH and certain of their material subsidiaries. In connection with the Financing, on April 30, 2001, ESC and the Bank also entered into, subject to shareholder approval, a five year option agreement granting the Bank or any of its subsidiaries the right to purchase from ESC up to 2,500,000 ESC ordinary shares at a purchase price of US$20.25 per share, subject to certain adjustments.

         The assets acquired include, among other things, plant, equipment and other physical property. It is ESC's current intention to continue to use such assets for purposes similar to the purposes for which those assets are currently being used.

         For more information concerning the Acquisition and the Financing, please see the agreements which have been filed as exhibits or are incorporated by reference into this report.

Item 7.  Financial Statements and Exhibits.

         (a) Financial Statements of Business Acquired.

         The financial statements required by Item 7 for this Form 8-K will be filed no later than July 13, 2001.

         (b) Pro Forma Financial Information.

         The pro forma financial information required by Item 7 for this Form 8-K will be filed no later than July 13, 2001.

         (c) Exhibits

Exhibit Number                         Description
2.1                                    Asset Purchase Agreement, which is
                                       incorporated by reference to Exhibit
                                       2.1 to the Current Report on Form
                                       8-K filed by ESC on February 25,
                                       2001.

2.2 First Amendment to the Asset Purchase Agreement, dated as of April 30, 2001, by and among ESC Medical Systems, Ltd., Energy
                                       Systems Holdings Inc. and Coherent,
                                       Inc.

10.1 Loan Agreement, dated as of April 30, 2001, between Energy Systems Holdings Inc. and Bank Hapoalim B.M., an Israeli banking corporation acting through its New York branch.

10.2                                   Option Agreement, dated as of April
                                       30, 2001, between ESC Medical
                                       Systems, Ltd. and Bank Hapoalim B.M.
                                       and related letters dated April 30,
                                       2001.

10.3                                   Letter of Intent, dated as of April
                                       30, 2001, from Bank Hapoalim B.M.

10.4 Letters, dated April 24, 2001, regarding short term line of credit and related Agreement, dated as of April 30, 2001 between Bank Hapoalim B.M. and ESC Medical Systems, Ltd.

99.1                                   Press release dated April 30, 2001
                                       and titled "ESC Completes
                                       Acquisition of Coherent Medical".



SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   ESC MEDICAL SYSTEMS LTD.

                                                   By:/s/Hadar Solomon
                                                   Name: Hadar Solomon
                                                   Title: General Counsel and
                                                          Corporate Secretary

Dated: May 15, 2001

                                                                Exhibit 2.2

                             FIRST AMENDMENT TO
                          ASSET PURCHASE AGREEMENT

         FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT, dated as of April 30, 2001 (the "First Amendment"), by and among ESC MEDICAL SYSTEMS, LTD., a corporation organized under the laws of the State of Israel ("Parent"), ENERGY SYSTEMS HOLDINGS INC., a Delaware corporation (the "Buyer," and collectively with Parent "Buyer Group"), and COHERENT, INC., a Delaware corporation ("Seller"). Capitalized terms used and not otherwise defined in this First Amendment shall have the meaning provided for such terms in the Asset Purchase Agreement.

         WHEREAS, Parent, Buyer and Seller have entered into an Asset Purchase Agreement, dated as of February 25, 2001 (the "Asset Purchase Agreement");

         WHEREAS, the consummation of the transactions contemplated by the Asset Purchase Agreement with respect to the operation of the Business by Seller and its Subsidiaries in Japan and China is subject to regulatory approvals and other requirements in such jurisdictions which may not be obtained prior to the expected Closing Date;

         WHEREAS, it is a condition to the consummation of the transactions contemplated by the Asset Purchase Agreement that the transactions contemplated by all Ancillary Agreements relating to the transfers of the Assets by Non-U.S. Companies be consummated simultaneously with or immediately prior to the Closing; and

         WHEREAS, the parties desire to consummate to the fullest extent possible the transactions contemplated by the Asset Purchase Agreement on the earliest possible date and provide each of Seller and Buyer Group with economic and business benefits substantially comparable to those which would have been available to each of Seller and Buyer Group if such transactions had been fully consummated.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, intending to be legally bound hereby, the parties agree as follows:

         1. The Asset Purchase Agreement is hereby amended to add a new
Section 1.10 to read in its entirety as follows:

                  "Section 1.10  Delayed Closings

                           (a) Buyer Group and Seller acknowledge that,
notwithstanding anything contained herein to the contrary, the transfer, conveyance and delivery of the Japanese Regulatory Assets shall not occur on the Closing Date and shall not be a condition to the Closing. The parties will continue to use their reasonable best efforts to consummate and to cause their respective subsidiaries to consummate the transfer of the Japanese Regulatory Assets pursuant to the Asset Purchase Agreement, attached hereto as Exhibit A (the "Japan Asset Purchase Agreement"), to occur as promptly as practicable following the Closing.

                           (b) Buyer Group and Seller acknowledge that,
notwithstanding anything contained herein to the contrary, the transfer, conveyance and delivery of the Local Transferred Assets (as defined in the Asset Purchase Agreement attached hereto as Exhibit B (the "China Asset Purchase Agreement")) shall not occur on the Closing Date and shall not be a condition to the Closing. The parties will continue to use their reasonable best efforts to consummate and to cause their subsidiaries to consummate the transfer of the Local Transferred Assets to occur as promptly as practicable following the Closing pursuant to the terms of contemplated by the China Asset Purchase Agreement.

                           (c) The provisions of Section 1.6 shall be
applied on a basis as if all the closings referred to in the preceding subsections (a) and (b) above had occurred simultaneously with the Closing. Similarly, the number of shares of Parent Stock to be sold to Seller at the Closing shall be determined as if all of the closings referred to in the preceding subsections (a) and (b) had occurred simultaneously with the Closing."

         2. All obligations of Seller pursuant to and in accordance with the following Sections of the Asset Purchase Agreement shall remain in full force and effect until the closing of the sale of the Assets contemplated by the China Asset Purchase Agreement and the Japan Asset Purchase
Agreement: Section 5.1 (Conduct of Business), Section 5.2 (Access to Information), Section 5.3 (Consents and Approvals), Section 5.4 (Reasonable Efforts), Section 5.7 (Transfers Not Effected as of Closing), Section 5.8 (Retention), Section 5.9 (Prohibition on Solicitation and Hiring), Section
5.10 (No Negotiation) and Section 5.17 (Further Actions).

         3. The Asset Purchase Agreement is hereby amended to add a new
Section 1.11 to read in its entirety as follows:

                  "Section 1.11  Stock Transfer

                           (a) Buyer Group and Seller acknowledge that
notwithstanding anything contained herein to the contrary, Seller will transfer, assign, convey and deliver to Laser Industries Ltd all the outstanding shares of stock of (i) Coherent Star Medical Japan, Inc. (the "Star Stock") and (ii) Coherent Medical Mexico S.A. de C.V. (the "Mexican Stock") pursuant to and in accordance with the Stock Purchase Agreements attached hereto as Exhibit C and Exhibit D, respectively. The Star Stock and the Mexican Stock will for all purposes related to this Agreement, be deemed an Asset.

                           (b) With respect to Coherent Star Medical Japan,
Inc. and Coherent Medical Mexico S.A. de C.V., Seller agrees to indemnify and hold harmless Buyer Group from and against any and all liabilities for Taxes arising in respect of taxable periods ending on or before the Closing or, with respect to taxable periods that begin before but end after the Closing, any Taxes attributable to the portion of such taxable period that begins before and ends on the Closing."

         4. Section 6.1(f) of the Asset Purchase Agreement is hereby amended in its entirety to read as follows:

                  "(f) The transactions contemplated by each of the Ancillary Agreements relating to the transfer of the Assets by Non-U.S. Companies, other than with respect to the China Asset Purchase Agreement and the Japan Asset Purchase Agreement, shall be or have been consummated simultaneously with or immediately prior to the Closing."

         5. Section 6.1 of the Asset Purchase Agreement is hereby amended to include a new Section 6.1 (g) to read in its entirety as follows:

                  "(g) Each of Parent and the relevant Parent Subsidiaries and Seller and the Relevant Subsidiaries of Seller shall have executed and delivered the Japan Asset Purchase Agreement in the form attached hereto as Exhibit A and the China Asset Purchase Agreement in the form attached as Exhibit B and any attachments and Exhibits thereto".

         6. Section 9.7 of the Asset Purchase Agreement shall be amended to include the following:

                  "(i)

                   (j) As used in this Agreement, "Japanese Regulatory Assets" shall have the meaning set forth in the Japan Purchase Agreement.

         7. Seller and Buyer Group agree that, notwithstanding anything to the contrary set forth in any Non-U.S. Agreement with respect to Transfer Taxes (including but not limited to VAT), as between Seller and Buyer Group, the provisions of Section 7.6 of the Asset Purchase Agreement will prevail.

         8. The Asset Purchase Agreement is hereby amended to add a new
Section 5.26 to read in its entirety as follows:

         "Section 5.26. Consumption Tax Covenant

         On or before December 31, 2001, Buyer shall register as, and make an election to become, a consumption tax payer in JapanExcept as specifically amended in this First Amendment, the Asset Purchase Agreement shall remain in full force and effect as originally constituted and the undersigned shall remain obligated pursuant to the terms thereunder.

         9. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         10. This First Amendment may be executed simultaneously in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the date first written above.




                                            ESC MEDICAL SYSTEMS, LTD.


                                            By: /s/ Yacha Sutton
                                                ----------------------------
                                            Name: Yacha Sutton
                                            Title:   Chief Executive Officer


                                            ENERGY SYSTEMS HOLDINGS INC.


                                            By: /s/ Yacha Sutton
                                                ----------------------------
                                            Name:    Yacha Sutton
                                            Title:   Director


                                            COHERENT, INC.


                                            By: /s/ Bernard Couillaud
                                            Name:    Bernard Couillaud
                                            Title: President and Chief
                                                   Executive Officer



                                                               Exhibit 10.1


                               LOAN AGREEMENT


         THIS LOAN AGREEMENT, dated as of April 30, 2001, between ENERGY SYSTEMS HOLDINGS INC., a Delaware corporation (the "Borrower"), and BANK HAPOALIM B.M., an Israeli banking corporation acting through its New York Branches (the "Bank").

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.       DEFINITIONS.

         1.1. Certain General Definitions. For all purposes of this Agreement and the other Loan Documents, unless the context otherwise requires:

         "Agreement" means this Loan Agreement, including all Exhibits and Schedules hereto, as the same may be amended or otherwise modified from time to time, and the terms "herein," "hereof," "hereunder" and like terms shall be taken as referring to this Agreement in its entirety and shall not be limited to any particular section or provision thereof.

         "Asset Purchase Agreement" means that certain Asset Purchase Agreement dated as of February 25, 2001 and amended as of April 30, 2001, between the Parent, the Borrower and the Seller, pursuant to which the Borrower is to acquire the CMG Division.

         "Asset Purchase Agreement Pledge" means the Parent Asset Purchase Agreement Pledge to be executed and delivered by the Parent, substantially in the form of Exhibit B-1, as the same may be amended, supplemented or otherwise modified from time to time.

         "Bank's Group" shall have the meaning provided therefor in Section 12.11(b) hereof.

         "Borrower Security Agreement" means the Borrower Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit B-2, as the same may be amended, supplemented or otherwise modified from time to time.

         "Business Day" means a day on which (i) dealings in Dollar deposits are carried on in the London Interbank Eurodollar market and (if payment is required to be made on such day) on which banks are open for business in London and in New York, and (ii) the Bank's New York Branches shall be open for ordinary business. In the Bank's discretion, the New York Branches may be closed on any Saturday, Sunday, legal holiday or other day on which it is lawfully permitted to close.

         "Claimed Amount" shall have the meaning provided therefor in
Section 2.6(d) hereof.

         "Closing Date" means the date on which all of the conditions specified in Section 8 have been satisfied.

         "CMG Division" means the Medical Division of the Seller, as more specifically described in the Asset Purchase Agreement.

         "Collateral" means (a) all assets of the Parent (including but not limited to the following tangible and intangible assets: receivables, inventory, intangible assets, fixed assets, equipment, investments), now owned or hereafter acquired, upon which a Lien is purported to be created by the Parent Security Agreement, (b) all assets of the Borrower (including but not limited to the following tangible and intangible assets: receivables, inventory, intangible assets, fixed assets, equipment, investments), now owned or hereafter acquired, upon which a Lien is purported to be created by the Borrower Security Agreement, (c) all assets of ESC Inc. (including but not limited to the following tangible and intangible assets: receivables, inventory, intangible assets, fixed assets, equipment, investments), now owned or hereafter acquired, upon which a Lien is purported to be created by the ESC Inc. Security Agreement, (d) all assets of the Italian Subsidiary and of the UK Subsidiary (including but not limited to the following tangible and intangible assets: receivables, inventory, intangible assets, fixed assets, equipment, investments), now owned or hereafter acquired, upon which a Lien is purported to be created by such Material Subsidiary's Material Subsidiary Security Agreement, (e) the Parent Guarantee, (f) all of the shares of the Japanese Subsidiary held by the Parent upon which a Lien is purported to be created by the Japanese Pledge Agreement, (g) all of the shares of the German Subsidiary held by the Parent upon which a Lien is purported to be created by the German Subsidiary Security Agreement, (h) all of the shares of the Dutch Subsidiary held by the Parent upon which a Lien is purported to be created by the Dutch Subsidiary Security Agreement, (h) all of the shares of the Luxembourg Subsidiary held by the Parent upon which a Lien is purported to be created by the Luxembourg Subsidiary Security Agreement, and (i) the Asset Purchase Agreement Pledge.

         "Control" means the power to direct or cause the direction of the management and policies of a Person, either alone or in conjunction with others and whether through the ownership of voting securities, by contract or otherwise.

         "Default" means any condition, event or act which, with notice or lapse of time, or both, would constitute an Event of Default.

         "Default Interest" shall have the meaning provided therefor in
Section 5.2 (a) hereof.

         "Deferred Payment" means a payment in the aggregate amount of $12,904,000 to be made by the Parent to the Seller in connection with the purchase of the CMG Division and to be evidenced by the Deferred Payment Note.

         "Deferred Payment Note" means the promissory note evidencing the Deferred Payment, made by the Parent in favor of the Seller, to be delivered at the Closing (as defined in the Asset Purchase Agreement).

         "Disbursement Request" shall have the meaning provided therefor in
Section 2.1 hereof.

         "Dollars" and "$" means dollars in lawful currency of the United
States.

         "Dutch Subsidiary" means Lumenis Holdings (Holland) B.V., a Subsidiary of the Parent.

         "Dutch Subsidiary Security Agreement" means the document or agreement evidencing the floating or fixed charge on all of the stock of the Dutch Subsidiary held by the Parent, to be executed and delivered by the Parent, in form and substance satisfactory to the Bank.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including the rules and regulations promulgated thereunder.

         "ESC Financial Statements" shall have the meaning provided therefor in Section 7.6 hereof.

         "ESC Inc." means ESC Medical Systems Inc., a Massachusetts corporation and a Subsidiary of the Borrower.

         "ESC Inc. Guarantee" means the Guarantee to be executed and delivered by ESC Inc., substantially in the form of Exhibit C-1, as the same may be amended, supplemented or otherwise modified from time to time.

         "ESC Inc. Security Agreement" means the Subsidiary Security Agreement to be executed and delivered by ESC Inc., substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

         "Event of Default" shall have the meaning provided therefor in
Section 11.1 hereof.

         "German Subsidiary" means ESC Medical Systems GmbH, a Subsidiary of the Parent.

         "German Subsidiary Security Agreement" means the document or agreement evidencing the floating or fixed charge on all of the stock of the German Subsidiary held by the Parent, to be executed and delivered by the Parent, in form and substance satisfactory to the Bank.

         "Governmental Person" means any United States, Israeli, or other national, state or local government, political subdivision, or governmental, quasi-governmental, judicial, public or statutory instrumentality, agency, authority, body or entity including the Federal Deposit Insurance Corporation, any central bank or any comparable authority.

         "Governmental Rule" means any law, rule, regulation, ordinance, order, code, interpretation, judgment, decree, directive, guideline, policy or similar form of decision of any Governmental Person.

         "Indebtedness" of any Person means indebtedness incurred by that Person to banks or financial institutions.

         "Interest Payment Date" means the last day of each Interest
Period.

         "Interest Period" means (i) the period commencing on the Closing Date and ending three (3) months thereafter, and thereafter (or at the option of the Bank, the period commencing on the Closing Date and ending on the last Business Day of the third month following the Closing Date), (ii) each period commencing on the last day of the preceding Interest Period and ending three (3) months thereafter; provided, however, that (X) if any Interest Period would otherwise end on a day which is not a Business Day, the termination thereof shall be postponed to the next succeeding Business Day, unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding day which is a Business Day, (Y) if any Interest Period begins on a day for which there is no numerically corresponding day in the appropriate subsequent month at the end of such Interest Period, then such Interest Period shall end on the last Business Day of such appropriate subsequent calendar month, and (Z) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

         "Italian Subsidiary" means ESC Medical srl, a Subsidiary of the Parent.

         "Italian Subsidiary Security Agreement" means the document or agreement evidencing the floating or fixed charge on all of the assets of the Italian Subsidiary, to be executed and delivered by the Parent, in form and substance satisfactory to the Bank.

         "Japanese Subsidiary" means ESC Sharplan Co. Ltd., a Subsidiary of the Parent.

         "Japanese Subsidiary Security Agreement" means the document or agreement evidencing the floating or fixed charge on all of the stock of the Japanese Subsidiary held by the Parent, to be executed and delivered by the Parent, in form and substance satisfactory to the Bank.

         "Lender" shall have the meaning provided therefor in Section 2.6(b) hereof.

         "LIBOR" means the rate of interest (expressed as any annual rate) determined by the Bank to be the arithmetic mean (rounded up, if necessary to the nearest whole multiple of 1/8%) of the (i) rates for Dollar deposits offered to the Bank that appear on the LIBOR 1 page of the Reuters Screen, or any other Reuters Screen used by the Bank for determining such rates, for Dollars as of 11:00 a.m. London time, two (2) Business Days prior to the commencement of the respective Interest Period (or as of 11:00 a.m. London time on the Closing Date, with respect to the Interest Period commencing on the Closing Date), for an amount equal (or approximating as close as possible) to the principal amount of the Loan outstanding from time to time and for the respective Interest Period, or (ii) if Clause (i) above is inapplicable, the rates of interest communicated to, and at the request of, the Bank, by or on behalf of the principal London offices of the Reference Banks or any two of them, as being the rates at which they would offer to the Bank deposits in Dollars in the London Interbank Eurodollar Market, for the respective Interest Period as of 11:00 a.m. London time, two (2) Banking Days prior to the commencement of that respective Interest Period, or (iii) if Clause (i) or (ii) above is inapplicable or unavailable, then the rates of interest communicated to, and at the request of, the Bank, by at least two (2) other banks in London Interbank Eurodollar Market, as being the rates at which such banks would offer the Bank deposits in Dollars as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of that respective Interest Period for an amount equal (or approximating as close as possible) to the principal amount of the Loan outstanding from time to time and for the respective Interest Period.

         "Lien" means any floating or fixed charge, lien, mortgage, pledge, security interest or other encumbrance of any nature whatsoever upon, of or in property or other assets of a Person, whether absolute or conditional, voluntary or involuntary, whether created pursuant to agreement, arising by force of statute, by judicial proceedings or otherwise.

         "Loan" shall have the meaning provided therefor in Section 2.1 hereof.

         "Loan Documents" means this Agreement, the Note, the Borrower Security Agreement, the ESC Inc. Security Agreement, the Parent Security Agreement, each Material Subsidiary Security Agreement, the Parent Guarantee, the ESC Inc. Guarantee and the Option - Agreement.

         "Luxembourg Subsidiary" means Lumenis Luxembourg shrl, a
Subsidiary of the Parent.

         "Luxembourg Subsidiary Security Agreement" means the document or agreement evidencing the floating or fixed charge on all of the stock of the Luxembourg Subsidiary held by a Subsidiary of the Parent, to be executed and delivered by the Parent, in form and substance satisfactory to the Bank.

         "Margin" means 1.75 % per annum.

         "Material Subsidiaries" means the Dutch Subsidiary, the German Subsidiary, the Italian Subsidiary, the Japanese Subsidiary and the U.K. Subsidiary.

         "Material Subsidiary Security Agreements" means the collective reference to (a) the Dutch Subsidiary Security Agreement (b) the German Subsidiary Security Agreement, (c) the Italian Subsidiary Security Agreement, (d) the Japanese Subsidiary Security Agreement, (e) the Luxembourg Subsidiary Security Agreement and (f) the U.K. Subsidiary Security Agreement.

         "Maturity Date" means April 30, 2007.

         "New York Branches" means the New York branches of the Bank.

         "NIS" means new Israeli shekels.

         "Note" means the Borrower's promissory note, substantially in the form of Exhibit A hereto, with appropriate insertions.

         "Option Agreement" means the Option Agreement to be executed and delivered by the Parent in favor of the Bank, substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

         "Option Shares" shall have the meaning set forth in the Option
Agreement.

         "Parent" means ESC Medical Systems Ltd., an Israeli corporation.

         "Parent Guarantee" means the Parent Guarantee to be executed and delivered by the Parent, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

         "Parent Security Agreement" means the Parent Security Agreement to be executed and delivered by the Parent, substantially in the form of Exhibit D, as the same may be amended, supplemented or otherwise modified from time to time.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Permitted Encumbrances" means (i) Liens for current taxes not yet due or taxes being contested in good faith, (ii) Liens created by operation of law, or incurred in the ordinary course of business and securing payments not delinquent or payments which are being contested in good faith, (iii) leases or the rights, if any, of third-party suppliers or other vendors having possession of equipment, (iv) imperfections of title, easements and zoning restrictions, if any, (v) judgments Liens, in respect of judgments that do not constitute an Event of Default hereunder, (vi) Liens permitted under the Asset Purchase Agreement, and (vii) Liens on assets purchased subsequent to the Closing Date other than with financing obtained from the Bank, and (xii) Liens in favor of the Bank.

         "Permitted Restructure" means any transaction, merger, consolidation or disposition of assets or shares, with respect to the Parent or any of its Subsidiaries, unless resulting in (i) any Person holding more than 50% of the voting rights of the Parent, or (ii) the disposition of assets, other than to Parent or Parent's Subsidiaries, exceeding (a) $5 million (US$5,000,000) of assets purchased under the Asset Purchase Agreement or (b) $10 million (US$10,000,000) of other assets of Parent existing as the Closing Date.

         "Person" means any individual, partnership, limited liability company, joint venture, corporation (including, without limitation, the Parent, the Borrower or any Subsidiary), trust, estate, unincorporated organization or association or Governmental Person. If any Person is a corporation, unless otherwise provided, the use of the term "Person" to refer to that corporation means that corporation as a single entity and not as consolidated with its Subsidiaries.

         "Plan" means an employee benefit plan or other plan, including both single-employer and multi-employer plans, maintained for employees of the Borrower or any Subsidiary thereof or any controlled group of trades or businesses under common control, as defined respectively in Sections 1563 and 414(c) of the Internal Revenue Code of 1986, as amended, of which the Borrower or any Subsidiary thereof is or becomes a part, and covered by Title IV of ERISA.

         "Prepayment Date" shall have the meaning provided therefor in
Section 2.3(a) hereof.

         "Reference Bank" means Barclays Bank PLC, National Westminster Bank PLC and Bankers Trust Company (in its name or as Deutsche Bank)

         "Reportable Event" shall have the meaning set forth in Section 4043(b) of Title IV of ERISA.

         "Seller" means Coherent Inc., a Delaware corporation.

         "Seller's Shares" means 5,432,099 ordinary shares, par value NIS
0.1 per share, of the Parent to be issued to the Seller pursuant to the Asset Purchase Agreement.

         "Short Term Credit Loan" means the loan issued by the Bank to the Parent pursuant to that certain Short Term Credit Letter in the principal amount of $50,000,000.

         "Short Term Loan Credit Letter" means the Short Term Loan Credit Letter dated April 24, 2001, between the Parent and the Bank.

         "Subsidiary" means, when used with reference to any corporation, any corporation of which at least a majority of the outstanding stock, having by the terms thereof ordinary voting power to elect a majority of the Board of Directors of such corporation, is at the time directly or indirectly owned by such first-mentioned corporation.

         "Substitute Basis" shall have the meaning provided therefor in
Section 2.3(d)(2) hereof.

         "Tax Credit" shall have the meaning provided therefor in Section 2.6(c) hereof.

         "Taxes" shall have the same meaning provided therefor in Section
2.6 hereof.

         "Transaction" means the acquisition by the Borrower of substantially all of the assets and liabilities primarily related to the business of the CMG Division pursuant to the terms and conditions of the Asset Purchase Agreement, in exchange for certain consideration, including the $100,000,000 cash payment to be made on the Closing Date, which cash payment shall include the proceeds of the Loan.

         "Transfer" shall have the meaning provided therefor in Section
12.11(a).

         "Transferee" shall have the meaning provided therefor in Section 12.11(c).

         "Transferred Item" shall have the meaning provided therefor in
Section 12.11(a).

         "Treasury Obligation" means a note, bill or bond issued by the United States Treasury Department as a full faith and credit general obligation of the United States.

         "U.K. Subsidiary" means Spectron (U.K.) Ltd., an English company, a Subsidiary of the Parent.

         "U.K. Subsidiary Security Agreement" means the document or agreement evidencing the floating or fixed charge on all of the assets of the U.K. Subsidiary, to be executed and delivered by the Parent, in form and substance satisfactory to the Bank.

         "Uniform Commercial Code" means the Uniform Commercial Code in effect from time to time in any state to the extent the same is applicable by law to any portion of the Collateral.

         "United States" when used in a geographical sense, means all of the States of the United States of America and the District of Columbia and, so long as they continue as possessions or territories of the United States, Puerto Rico and the Virgin Islands.

1.2. Use of Accounting Terms. Accounting terms used herein shall be construed, calculations hereunder shall be made and financial data required hereunder shall be prepared, both as to classification of items and as to amounts, in accordance with generally accepted accounting principles in effect in the United States as of the date thereof consistently applied, which principles shall be consistent with those used in the preparation of the most recent reviewed financial statements of such Person delivered to the Bank. All statements relating to earnings and expenses shall set forth separately or otherwise identify all extraordinary and nonrecurring items.

2.       THE LOAN

2.1. Loan. The Bank agrees, subject to and upon the terms and conditions herein set forth, to make a loan (the "Loan"), as a single drawing, to the Borrower on the Closing Date in the principal amount of One Hundred Million Dollars ($100,000,000). Amounts prepaid on the Loan cannot be reborrowed. The Borrower shall give the Bank a written request for disbursement in the form of Exhibit H attached hereto (the "Disbursement Request") not later than by 11:00 a.m., New York, New York time, two (2) Business Days prior to the Closing Date. The Bank will make the amount of the Loan available to the Borrower by transferring such amount to the Borrower's account maintained with the Bank.

     2.2. Repayment of the Loan.

         (a) The Borrower shall repay the Loan to the Bank commencing on October 30, 2002, in consecutive semi-annual installments on the last day of the first and third Interest Period occurring in each calendar year (i.e. on April 30 and October 30) commencing on October 30, 2002, with each such semi-annual installment in an amount equal to $10,000,000.

         (b) The Borrower shall repay to the Bank any outstanding balance of the Loan on the Maturity Date.

     2.3. Voluntary and Mandatory Prepayments.

(a) Upon not less than fourteen (14) days prior written notice to the Bank, the Borrower may from time to time prepay the outstanding principal amount of the Note, in part or in full, on the last Business Day of any Interest Period ("Prepayment Date"); provided that each such prepayment shall be not less than an amount of Five Million Dollars ($5,000,000) or any integral multiple thereof. Upon not less than two (2) Business Days prior written notice to the Bank, the Borrower may from time to time prepay the outstanding principal amount of the Note, in part or in full, on any Business Day, in accordance with Section 10.3 hereof.

         (b) Any such prepayments of the principal of the Note, whether partial or full, shall be accompanied by the payment of any accrued interest on the principal amount so prepaid and any other payment or charge required by the Note.

         (c) This Agreement has been made in accordance with legal, regulatory, fiscal and monetary measures currently in force and in accordance with current market provisions. If any law, regulation, directive or treaty or any change therein or in the interpretation or application thereof, having a general applicability and made by any Governmental Rule after the date hereof, shall make it unlawful for the Bank to maintain the Loan or to claim or receive any amount otherwise payable under the Note or this Agreement, the Bank shall so notify the Borrower. In the case of any such notice, the Borrower shall prepay the outstanding principal amount of the Note in full, together with all accrued interest, on the next Interest Payment Date, if the Bank may lawfully receive such prepayment on such day, or on such earlier date on which the Bank may lawfully receive such payment, if payment on such earlier date is reasonably required as a result of such impending illegality, but in any event not earlier than within thirty (30) days.

         (d) (1) If at any time subsequent to the date hereof by reason of changes affecting the Eurodollar Interbank Market, the Bank is unable, due to circumstances beyond its control, to determine LIBOR, or there shall be no objective possibility for the Bank to refinance itself in Dollars in respect of the Loan, then and in any such event the Bank shall give notice to the Borrower to that effect.

         (2) The Bank shall then offer the Borrower an alternative basis (the "Substitute Basis") for the continuation of the Loan. The Substitute Basis may include alternative interest periods, alternative currencies or alternative rates of interest taking into account the scope of the Loan. The Substitute Basis shall be binding upon the Borrower and shall take effect in accordance with its terms from the date specified in the Bank's notice.

         (3) If the Borrower determines that it does not wish to continue to the Loan under the Substitute Basis, then it shall so notify the Bank within ten (10) days of receipt of the Bank's notice specifying such Substitute Basis, whereupon the Loan, together with interest accrued and accruing thereon at the rate prevailing during the last Interest Period in respect of which LIBOR and the rate of interest has been determined, shall become immediately due and owing and payable.

         (4) The Bank represents and warrants that it is not aware of any circumstances or threats at the date hereof which might cause the making or the continuation of the Loan by the Bank to become impracticable or unlawful or which makes the Bank unable to determine the LIBOR or to refinance itself in Dollars.

         (e) Except as set forth in clause (a) through (d) above, and 2.4 and 2.5 below, the Note may not otherwise be prepaid in whole or in part.

     2.4. Compensation for Broken Funding. If the Loan or any part thereof or any interest thereon is for any reason whatsoever repaid, paid or recovered by the Bank under any security or otherwise, on any day other than the agreed dates of payment, then the Borrower shall upon demand pay to the Bank such amount or amounts as may be necessary to compensate the Bank for any loss incurred by it on account of funds borrowed in order to make, fund or maintain the Loan with respect to which repayment, payment or recovery is made and/or any loss of profit caused thereby. The Bank shall however exercise its best endeavors to mitigate such losses. For the avoidance of doubt, if the Borrower effects payments or prepayments in full compliance with the provisions of Sections 2.2, 2.3 or 2.5 hereunder, the Borrower shall not be required to pay any amount under this Section.

     2.5. Increased Costs. If, after the date of this Agreement, the adoption of any applicable Governmental Rule, any change in any applicable Governmental Rule, any change in the interpretation or administration of any applicable Governmental Rule by any Governmental Person charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such Governmental Person of general applicability shall subject the Bank to any tax, duty or other charge with respect to all or any portion of the Loan or shall change the basis of taxation of payments to the Bank of any amounts due under this Agreement, or the Note (except for changes which affect franchise taxes or taxes measured by or imposed on the overall net income of the Bank or any of its offices imposed by the tax laws of any jurisdiction in the world); or shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy requirement, capital equivalency, ratio of assets to liabilities or any other capital substitute or similar requirement against assets of, deposits with or for the account of, credit extended by, letters of credit issued and maintained by, or collateral subject to a lien in favor of the Bank, or shall impose on the Bank any other condition affecting all or any portion of the Loan; and the result of any of the foregoing is to increase the cost to or to impose a cost on the Bank of making or maintaining all or any portion of the Loan, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or the Note, or (in the case of a capital adequacy or similar requirement) to reduce the rate of return on the Bank's capital as a consequence of maintaining all or any portion of the Loan to a level below that which could have been achieved but for the imposition of such requirement (taking into consideration the Bank's capital adequacy policies), then, within thirty (30) days after demand by the Bank, the Borrower shall pay the Bank for its own account such additional amount or amounts as will compensate the Bank for such increased cost or reduction actually incurred. The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date of this Agreement, which will entitle the Bank to compensation pursuant to this Section 2.5, and deliver to the Borrower a certificate of the Bank claiming compensation for itself under this Section 2.5, setting forth the additional amount or amounts to be paid to the Bank and certifying in reasonable detail any event by reason of which it is entitled to make a claim pursuant to this Section.. The Bank shall however exercise its best endeavors to mitigate such increased costs. The Bank represents that it is not aware of any such circumstances or threats on the date hereof, which might give rise to a claim for increased cost hereunder.

         Without derogating from the provisions of Section 2.3 hereof, the Borrower may, after receipt of the demand referred to in this section, notify the Bank that it will prepay, on the last day of the Interest Period the outstanding balance of the Loan, together with accrued interest thereon and all other amounts owing to the Bank hereunder.

     2.6. Net Payments.

         (a) Subject to the provisions of Section 2.6(b), all payments to the Bank under this Agreement or the Note shall all payments to the Bank under this Agreement or the Note shall be made without setoff or counterclaim and shall be increased by such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties, or other charges of whatsoever nature imposed by any government, any political subdivision or any taxing authority, other than any franchise tax or other tax owed and measured by the overall net income of the Bank or any of its offices pursuant to the tax laws of any jurisdiction in the world (collectively, the "Taxes")) shall not be less than the amounts otherwise specified to be paid under this Agreement or the Note.

         (b) The Bank or any transferee which becomes a party hereto pursuant to Section 12.11 (the Bank and such transferee each, a "Lender") shall:

             (1) no later than the Closing Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 12.11 hereof after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8BEN or Form W-8 ECI or successor form, as applicable, in each case indicating that such Lender is, on the date of delivery thereof, entitled to receive payments of principal, interest and fees for the account of its lending office under this Agreement free from withholding of United States Federal income tax;

             (2) if at any time such Lender changes its lending office or offices or selects an additional lending office, at the same time or reasonably promptly thereafter, deliver to the Borrower in replacement for, or in addition to, the forms previously delivered by it hereunder, two accurate, complete and signed originals of such Form W-8BEN or Form W-8 ECI or successor form, as applicable, in each case indicating that such Lender is, on the date of delivery thereof, entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax; and

             (3) promptly upon the Borrower's reasonable request to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's exemption from Tax for withholding Tax purposes.

For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in this Section 2.6(b) within thirty (30) days of Borrower's reasonable request therefor, and such failure shall continue unremedied for a period of fifteen (15) days after the date upon which the Borrower gives notice to the Lender thereof, such Lender shall not be entitled to payment from the Borrower of the increased amounts pursuant to Section 2.6(a) or indemnification by the Borrower pursuant to this Section 2.6 to the extent that such payment or indemnification obligation would have been reduced if the applicable form had been delivered to the Borrower; provided that nothing in this sentence shall relieve the Borrower of its obligation to pay any additional amounts pursuant to this Section 2.6 in the event that, as a result of any change in any applicable law, treaty or Governmental Rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein; so long as, for all periods prior to the date of such change, if such Lender shall have satisfied the requirements of clauses 2.6(b)(1) or 2.6(b)(2), as applicable; provided however, that should such Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as the Lender shall reasonably request to assist such Lender to recover such Taxes. Any Lender that is organized in a jurisdiction other than the United States, a state thereof or the District of Columbia claiming any indemnity payment or additional amounts payable pursuant to this Section 2.6 shall use reasonable efforts to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office (consistent with its internal policies and legal and regulatory restrictions, and so long as such efforts would not be disadvantageous to it as determined in its good faith discretion), if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts which may thereafter accrue.

         (c) If the Borrower is required under any law to deduct or withhold any Tax from any payments hereunder, the Borrower may, after effecting such payment on account of such Tax and after increasing the payments of interest to the Bank, so that the Bank shall receive the full amount payable hereunder as if no such deduction or withholding on account of Taxes had been made, deliver to the Bank the original receipt or receipts issued in the name of the Bank by the appropriate tax authority certifying payment of such Taxes.

The Bank shall endeavor and exercise reasonable efforts to apply such deduction or withholding against Taxes payable by it to the relevant income tax authorities, or otherwise receive benefits from said income tax authorities by way of any tax credit, tax deduction, tax refund or similar benefit which may be available to the Bank in respect of the amount so deducted or withheld by the Borrower ("Tax Credit").

         (d) Upon filing the Bank's annual tax returns with respect to any tax year, the Bank shall claim a Tax Credit in respect of the amount of Taxes specified in the tax receipts supplied by the Borrower to the Bank in such year in accordance with the provisions of Section 2.6(c) (hereinafter, "Claimed Amount").

         The Bank shall then enter into its books a liability (in Dollars) towards the Borrower for the Claimed Amount, which shall however give no claim whatsoever to the Borrower against the Bank, except as specifically stipulated hereinafter.

         The Bank shall be fully discharged from such liability upon paying to the Borrower the amount due (if any) in accordance with the provisions of Section 2.6(e) hereinafter regardless of the fact that any such amount (if any) may be smaller than the Claimed Amount and consequently smaller than such liability.

         (e) In the event that in any final tax assessment issued by the income tax authorities in respect of any tax year of the Bank for which the Borrower made any deduction or withholding on account of Taxes and delivered to the Bank appropriate tax receipts in respect thereof in accordance with the provisions of Section 2.6(c), the Bank shall actually receive a Tax Credit in respect of such tax receipt(s), the Bank shall deliver to the Borrower within 60 (sixty) days from receipt of such final tax assessment a certificate of the Comptroller of the Bank specifying the percentage of the actual benefit to the Bank in respect of such tax receipts (which certificate shall be deemed correct in all its details and shall be final, conclusive and binding upon the Bank and the Borrower), and shall pay to the Borrower such percentage of the tax receipt(s).

For the purposes hereof a tax assessment shall be deemed final only upon expiration of the period during which the relevant tax authority has the authority to open and or review the assessment under the applicable law.

         (f) The Borrower shall not be entitled to be advised of and/or take part and/or interfere in any way whatsoever in the manner chosen by the Bank to prepare its tax returns, determine its policies regarding Taxes and handle all its taxing affairs in general (including - inter alia, in any and all kind of negotiations with the Israeli tax authorities).

Furthermore, the Borrower shall have no claim whatsoever against the Bank in connection with any decision, act or omission chosen, taken or omitted by the Bank in connection with any of the foregoing all executed by the Bank in good faith.

         (g) The Borrower shall have no claim against the Bank in connection with any such Taxes paid, withheld or deducted, except as otherwise specifically stipulated in this Section.

     2.7. Security for the Loan. The Loan shall be secured by a first priority Lien on the Collateral. Notwithstanding the aforesaid and the provisions of Sections 8.1, 8.5, 8.6 and 8.7 hereto, the Borrower may postpone delivery of the documents pertaining to the Material Subsidiaries, and shall procure for such delivery by not later than 60 (sixty) days after the Closing Date.

3.       USE OF PROCEEDS.

         The proceeds of the Loan shall be utilized by the Borrower to partially finance the Transaction and to pay transaction fees and expenses related thereto.

4.       NOTE EVIDENCING BORROWINGS.

         The Loan shall be evidenced by the Note. All repayments of principal by the Borrower shall be reflected by the Bank in its records and on the schedule attached to the Note, which records or schedule shall be rebuttal presumptive evidence of the entries made therein or thereon.

5.       INTEREST

         5.1. Interest.

             (a) The unpaid principal amount of the Loan shall bear interest at a rate per annum equal to LIBOR plus the Margin for each Interest Period.

             (b) Interest on the Loan shall accrue from and including the date of the Closing Date to but excluding the date of any repayment thereof, and shall be payable on each applicable Interest Payment Date, on the date of any prepayment (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

             (c) All computations of interest hereunder shall be made on the actual number of days elapsed over a year of 360 days.

     5.2. Default Rate.

             (a) The Borrower shall pay default interest ("Default Interest") on sums not paid on the due date under this Agreement or the Borrower Security Agreement (or, in the event sums are payable on demand, if not paid within seven (7) Business Days of the date of demand) from such due date (or the date of demand) and up to the date of actual payment (as well as after judgment) at a rate equal to two percent (2%) per annum above the aggregate of the Margin and LIBOR.

             (b) Default Interest shall be due and payable on demand and calculated on the basis of the actual number of days elapsed divided by 360 days.

     5.3. Generally. Interest shall be payable on the unpaid principal balance of the Loan evidenced by the Note on each Interest Payment Date and at any time that any part of such principal is due or is paid, or any time that the Note is paid in full. Such interest shall be calculated on a daily basis on the outstanding principal balance of the Loan at LIBOR plus the Margin or the Default Rate, as the case may be, divided by 360 on the actual days elapsed from the date hereof, or from the date the entire principal balance of the Note shall have become due and payable, or from the stated date of maturity, as appropriate, until paid. Any payment by other than immediately available funds shall be subject to collection. Interest shall continue to accrue until the funds by which payment of principal is made are available to the Bank for its use. Interest shall never exceed the maximum lawful rate of interest applicable to the Note.

6.       PAYMENTS, OFFSETS AND REDUCTION.

     6.1. Place of Payment. All payments hereunder (including payments with respect to the Note) shall be made without set-off, counterclaim or deduction and shall be made in immediately available funds by the Borrower to the Bank, prior to 3:00 p.m., New York time, at its offices at 1177 Avenue of the Americas, New York, New York, 10036 or at such other place as may be designated by the Bank to the Borrower in writing. Any payment received after 3:00 p.m., New York time, shall be deemed received on the next Business Day. If any payment of principal of or interest on the Note or any other amount under the Note or this Agreement falls due on a day that is not a Business Day, it shall be payable on the next succeeding Business Day (unless such day would be a day in the next calendar month, and in such case payment shall be due on the immediately preceding Business
Day), and the resulting additional or decreased time (if any) shall be included in or deducted from the computation of interest.

     6.2. Set-Off. In addition to and not in limitation of all rights of set-off that the Bank may have under applicable law, any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter maintained or held at any of the Bank's offices worldwide and in any currency, shall be subject to being set off against any sum not paid on its due date or within seven (7) days from demand by the Borrower to the Bank arising under this Agreement or the other Loan Documents, and in furtherance thereof, the Bank may at any time and from time to time after an Event of Default shall have occurred and be continuing at its option and without prior notice to the Borrower, except as may be required by law, appropriate and apply toward the payment of any of such obligations of the Borrower to the Bank, for sums not paid on its due date or within seven (7) days from demand all or any part of the balances of each such balance, credit, deposit, account, or money maintained or held at the Bank. The Bank shall notify the Borrower forthwith upon the exercise of any right of set-off giving details in relation thereto.

7.       REPRESENTATIONS AND WARRANTIES.

     To induce the Bank to enter into this Agreement and to make the Loan hereunder, the Borrower represents, warrants and covenants to the Bank that:

     7.1. Corporate Existence. Each of the Borrower and its Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its formation and has the corporate power and authority to own its properties and other assets and to transact the business in which it is now engaged or proposes to engage. Each of the Borrower and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the failure to qualify would have a material adverse effect on its business.

     7.2. Control and Holdings. All of the capital stock of the Borrower is beneficially owned by the Parent. All of the capital ---------------------- stock of each Subsidiary of the Borrower is beneficially owned by the Borrower or a Subsidiary of the Borrower. Schedule I is a ---------- complete listing of all direct and indirect Subsidiaries of the Borrower.

     7.3. Authorization and Execution. The Borrower and ESC Inc. has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Loan Documents executed by it. The execution, delivery and performance by the Borrower and ESC Inc. of the Loan Documents to which it is a party and the borrowing hereunder have been duly authorized by all requisite corporate action. This Agreement, the Note and the Borrower Security Agreement, when executed and delivered by the Borrower pursuant hereto, will be legal, valid and binding obligations of the Borrower, enforceable against the Borrower, in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the application by a court of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The ESC Inc. Security Agreement, when executed and delivered by ESC Inc. pursuant hereto, will be legal, valid and binding obligations of ESC Inc., enforceable against ESC Inc., in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by the application by a court of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     7.4. Compliance with Other Instruments. Each of the Borrower and its Subsidiaries is not in default in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any evidence of Indebtedness of the Borrower or such Subsidiary, or contained in any material instrument under or pursuant to which any such evidence of Indebtedness has been issued or made and delivered. Neither the execution and delivery of the Loan Documents, nor the consummation of the transactions herein contemplated, including but not limited to the use of the proceeds of the Loan for the purposes set forth herein, will conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws or other organizational charter and instruments of the Borrower or such Subsidiary, or of any material agreement or instrument to which the Borrower or such Subsidiary is now a party or otherwise bound or to which the Borrower's or such Subsidiary's properties or other assets is subject, or of any law, statute, rule or regulation or any order or decree of any court or governmental instrumentality, or of any arbitration award, franchise or permit, or constitute a default thereunder, or if any action was required under such instrumentality, award, franchise or permit, it will not have a material adverse effect on the Borrower, or result in the creation or imposition of any Lien upon any of the properties or other assets of the Borrower or such Subsidiary, except as herein contemplated.

     7.5. Consents. No consent or approval of, or exemption by, any Person, and no waiver of any right by any Person is required to authorize or permit, or is otherwise required in connection with, the execution, delivery and performance of the Loan Documents, or with respect to the required use by the Borrower of the proceeds of the Loan, except those which shall have been obtained on or prior to the date hereof.

     7.6. Financial Statements.

     (a) The Borrower has heretofore furnished to the Bank copies of the unqualified audited consolidated financial statements of the Parent and its consolidated Subsidiaries as of December 31, 2000 and for the year then ended and consolidating financial statements for each of the Borrower, ESC Inc. and each Material Subsidiary for such period (collectively, the "ESC Financial Statements"). The ESC Financial Statements present fairly the financial position of the Parent, its consolidated Subsidiaries, the Borrower, ESC Inc. and each Material Subsidiary on the date of the balance sheet included therein and the results of the operations of the Parent, its consolidated Subsidiaries, the Borrower, ESC Inc. and each Material Subsidiary for the period involved, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (subject to, in the case of the interim ESC Financial Statements, normal year-end audit adjustments not material in amount).

     7.7. No Material Changes. There has been no material adverse change in the business, properties or other assets or in the condition, financial or otherwise, of the Borrower, the Parent, ESC Inc. or any Material Subsidiary since the date of the most recent balance sheets included in the ESC Financial Statements.

     7.8. Litigation. There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Borrower threatened in writing against the Borrower and its Subsidiaries at law or in equity or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involve the possibility of any material liability or of any material adverse effect on the business, operations, prospects, properties or other assets or in the condition, financial or otherwise, of the Parent and its Subsidiaries taken as a whole, except as disclosed under the Assets Purchase Agreement and in Parent's filings with the Securities and Exchange Commission.

7.9. Compliance with Law. The Borrower and its Subsidiaries are in compliance, in all material respects, with all applicable requirements of law and all applicable rules and regulations of each Federal, state, municipal or other governmental department, agency or authority, domestic or foreign, the noncompliance with which would have a material adverse effect on the business, affairs, or financial condition of the Borrower and its Subsidiaries, as the case may be.

     7.10. Investment Company. Neither the Borrower nor its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, or the regulations under such act.

     7.11. Regulation U. None of the proceeds of the Loan will be used, directly or indirectly, for any purpose that will violate, or cause the Bank to be in violation of, or that will require the Bank to file or obtain any forms or notices or applications of any kind so as not to be in violation of, Regulation U (12 CFR, Part 221) of the Board of Governors of the Federal Reserve System. Neither the Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or the Note or the making of the Loan to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System.

     7.12. ERISA. Each single-employer Plan has been maintained and funded, in all material respects, in accordance with its terms and with all provisions of ERISA applicable thereto, and the Borrower and its Subsidiaries have each taken all actions required to be taken by them to cause each multi-employer Plan to be maintained and funded, in all material respects, in accordance with its terms and with all provisions of ERISA applicable thereto; no Reportable Event has occurred and is continuing with respect to any single-employer Plan or, to the Borrower's knowledge, any multi-employer Plan; and no liability to PBGC has been incurred by the Borrower or any Subsidiary thereof with respect to any single-employer Plan or, to the Borrower's knowledge, any multi-employer Plan, other than for premiums due and payable.

     7.13. Indebtedness; Liens. The Borrower (a) does not have any outstanding Indebtedness other than the Loan made hereunder, and (b) has not granted a Lien in favor of any Person other than the Liens granted to the Bank pursuant to the Borrower Security Agreement and Permitted Encumbrances.

8.       CONDITIONS PRECEDENT TO THE LOAN.

         The obligation of the Bank to make the Loan to the Borrower hereunder is subject to the satisfaction, on or before the making of the Loan, of each of the following conditions precedent which are solely for the benefit of the Bank:

     8.1. Loan Documents. The Bank shall have received (i) this Agreement, the Note and the Borrower Security Agreement, executed and delivered by a duly authorized officer of the Borrower; (ii) the ESC Inc. Security Agreement and ESC Inc. Guarantee, executed and delivered by a duly authorized officer of ESC Inc.; (iii) the Parent Security Agreement and the Asset Purchase Agreement Pledge, executed and delivered by a duly authorized officer of the Parent; (iv) the Parent Guarantee, executed and delivered by a duly authorized officer of the Parent; (v) the Material Subsidiary Security Agreement of each of Material Subsidiary executed by a duly authorized signatory thereof; and (vi) the Option Agreement, executed and delivered by a duly authorized officer of the Parent.

     8.2. Closing Certificate of Borrower. The Bank shall have received a certificate of a Director of the Borrower, dated the Closing Date; (i) attaching the certified Certificate of Incorporation and By-Laws of the Borrower; (ii) attaching the resolutions of the Board of Directors of the Borrower with respect to the transactions contemplated hereby; (iii) certifying that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate; and (iv) certifying as to the incumbency and signature of the officers of the Borrower executing any Loan Document; such certificate (and the attachments thereto) shall be in form and substance satisfactory to the Bank.

     8.3. Closing Certificate of Parent. The Bank shall have received a certificate of the Secretary of the Parent, dated the Closing Date, (i) attaching the certified Articles of Association and By-Laws of the Parent;
(ii) attaching the resolutions of the Board of Directors of the Parent with respect to the transactions contemplated hereby; and (iii) certifying that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate; such certificate (and the attachments thereto) shall be in form and substance satisfactory to the Bank.

     8.4. Closing Certificate of ESC Inc. The Bank shall have received a certificate of the Chief Operating Officer, Chief Executive Officer, Executive Vice President or any Director of ESC Inc., dated the Closing Date, (i) attaching the certified Certificate of Incorporation and By-Laws of ESC Inc.; (ii) attaching the resolutions of the Board of Directors of ESC Inc. with respect to the transactions contemplated hereby; (iii) certifying that such resolutions have not been amended, modified, revoked or rescinded as of the date of such certificate; and (iv) certifying as to the incumbency and signature of the officers of ESC Inc. executing any Loan Document; such certificate (and the attachments thereto) shall be in form and substance satisfactory to the Bank.

     8.5. Legal Opinions. The Bank shall have received (a) an executed legal opinion of Skadden, Arps Slate, Meagher & Flom LLP, special New York counsel to the Borrower and ESC, Inc., (b) an executed legal opinion of the General Counsel of the Parent with respect to certain matters related to the Parent, Borrower and ESC Inc. The Bank shall have received an executed legal opinion of local counsel to the Parent and each Material Subsidiary in form and substance satisfactory to the Bank.

     8.6. Actions to Perfect Liens. The Bank shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, necessary or, in the opinion of the Bank, desirable to perfect the Liens created by the ESC Inc. Security Agreement, the Parent Security Agreement and each Material Subsidiary Security Agreement have been made.

     8.7. Lien Searches. The Bank shall have received the results of a recent search by a Person reasonably satisfactory to the Bank, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower and ESC Inc. and the results of such search shall be reasonably satisfactory to the Bank. The Bank shall have received the results of a recent search by a Person reasonably satisfactory to the Bank, with respect to lien filing for property of any Material Subsidiary, and the results of such search shall be reasonably satisfactory to the Bank.

     8.8. Asset Purchase Agreement. The Bank shall have received, in form and substance satisfactory to it, a fully executed copy of the Asset Purchase Agreement, including all schedules and exhibits thereto.

     8.9. Disbursement Request. The Bank shall have received a Disbursement Request dated as of the Closing Date.

     8.10. Deferred Payment Note. The Bank shall have received evidence satisfactory to it that the Parent shall have executed and delivered the Deferred Payment Note to the Seller.

     8.11. Seller Shares. The Bank shall have received evidence satisfactory to it that the Parent shall have issued the Seller Shares.

     8.12. Acquisition of the CMG Division. The Bank shall have received evidence satisfactory to it that the acquisition of the CMG Division has been completed in accordance with the terms and conditions of the Assets Purchase Agreement contemporaneously with the making of the Loan.

     8.13. Fees. The Bank shall have received, for its own account, all accrued fees and expenses owing hereunder or in connection herewith (including, without limitation, accrued fees and disbursements of counsel to the Bank), to the extent that such fees and expenses are due and payable to the Bank.

     8.14. Option. The Parent shall have executed and delivered the Option Agreement.

9.       AFFIRMATIVE COVENANTS.

         The Borrower covenants and agrees that from and after the date hereof until all sums due and to become due hereunder or under any other Loan Document have been paid or repaid in full, unless the Bank shall otherwise consent in a writing delivered to the Borrower:

     9.1. Pay Principal and Interest. The Borrower will punctually pay or cause to be paid the principal and interest to become due in respect of the Note according to the terms hereof and thereof.

     9.2. Maintenance of Office. The Borrower will cause ESC Inc. to maintain an office in Norwood, Massachusetts (or such other place in the United States as the Borrower may designate in writing to the Bank or to any subsequent holder of the Note), where notices and demands to or upon the Borrower in respect of the Note and the Borrower Security Agreement may be given or made.

     9.3. Keep Books. The Borrower will and will cause each of its Material Subsidiaries to keep proper books of record and account in which true, correct and complete entries will be made of the respective transactions of the Borrower or such Person in accordance with United States or Israeli or any other jurisdiction generally accepted accounting principles, as applicable.

     9.4. Payment of Taxes; Corporate Existence; Maintenance of Properties. The Borrower will and will cause each of its Subsidiaries to:

          (a) Pay and discharge promptly all taxes (including, without limitation, all payroll withholdings), assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided, however, that it shall not be required to pay any such tax, assessment, charge, levy or claim or discharge any such Lien if the validity thereof shall be contested in good faith by appropriate proceedings and if it shall have set aside on its books such reserves, if any, as may be required in accordance with generally accepted accounting principles with respect to the tax, assessment, charge, levy or claim so contested;

          (b) Conduct its business according to good business practices; keep in full force and effect the corporate existence, and material rights, licenses, permits and franchises of the Borrower and each Material Subsidiary and comply in all material respects with all of the laws, rules and regulations governing its business; and make all such reports and pay all such franchise and other taxes and license fees and do all such other things as may be lawfully required, to maintain the material rights, licenses, powers and franchises of the Borrower and each Material Subsidiary under the laws of the United States and of the States or jurisdictions in which it is organized or does business.

     9.5. Financial Statements and Reports. The Borrower will furnish to the Bank in duplicate:

          (a) As soon as practicable and when available, and in any event within 90 days after the end of each fiscal year of the Parent (and the Borrower, ESC Inc. and each Material Subsidiary, as applicable), annual unqualified audited consolidated balance sheets of the Parent and its Subsidiaries as at the end of such year and consolidating balance sheets of the Parent and each of the Borrower, ESC Inc. and each Material Subsidiary for such period and related consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries for such year and consolidating statements of income, retained earnings and cash flows of the Parent and each of the Borrower, ESC Inc. and each Material Subsidiary for such period, setting forth in comparative form the corresponding figures for the preceding fiscal year, audited by independent certified public accountants of recognized standing selected by the Parent (and the Borrower, ESC Inc. and each Material Subsidiary, as applicable), and acceptable to the Bank;

          (b) As soon as practicable and when available, and in any event within 45 days after the end of each fiscal quarter of the Parent (other than the 4th quarter), a consolidated balance sheet, related consolidated statements of income, retained earnings and cash flows of the Parent and its Subsidiaries showing its financial condition as of the last day of such fiscal quarter and the results of operations for such fiscal quarter, certified by the chief financial officer of the Parent as to (i) fair presentation of the financial position and the results of operations of the Parent and its Subsidiaries and (ii) having been prepared in accordance with generally accepted accounting principles consistently applied;

          (c) As soon as practicable and when available, and in any event within 45 days after the end of each fiscal quarter of the Borrower (other than the 4th quarter), a consolidating balance sheet, related consolidating statements of income, retained earnings and cash flows of the Borrower showing its financial condition as of the last day of such fiscal quarter and the results of operations for such fiscal quarter, certified by the chief financial officer of the Borrower as to (i) fair presentation of the financial position and the results of operations of the Borrower and (ii) having been prepared in accordance with generally accepted accounting principles consistently applied;

          (d) As soon as practicable and when available, and in any event within 45 days after the end of each fiscal quarter of ESC Inc. (other than the 4th quarter), a consolidating balance sheet, related consolidating statements of income, retained earnings and cash flows of ESC Inc. showing its financial condition as of the last day of such fiscal quarter and the results of operations for such fiscal quarter, certified by the chief financial officer of ESC Inc. as to (i) fair presentation of the financial position and the results of operations of ESC Inc. and (ii) having been prepared in accordance with generally accepted accounting principles consistently applied;

          (e) As soon as practicable and when available, and in any event within 45 days after the end of each fiscal quarter of each Material Subsidiary (other than the 4th quarter), a consolidating balance sheet, related consolidating statements of income, retained earnings and cash flows of such Material Subsidiary showing its financial condition as of the last day of such fiscal quarter and the results of operations for such fiscal quarter, certified by the chief financial officer of such Material Subsidiary as to (i) fair presentation of the financial position and the results of operations of such Material Subsidiary and (ii) having been prepared in accordance with generally accepted accounting principles consistently applied;

          (f) Promptly following the occurrence thereof, notice of any material adverse change in the business, affairs or financial condition of the Parent or any of its Material Subsidiaries;

          (g) Promptly following the occurrence thereof, notice of any Default hereunder or of any default under any other Loan Document;

          (h) Such other information as to the financial condition, operations, business, properties and other assets of the Parent and its Subsidiaries as the Bank may from time to time reasonably request; and

          (i) The Borrower shall cause all audited financial statements required to be delivered to the Bank pursuant to this Section 9.5 to be delivered to the Bank by the independent certified public accountant who performed the audit.

     9.6. ERISA Compliance. The Borrower will comply, in all material respects, and cause each of its Subsidiaries to comply, in all material respects, with the provisions of ERISA, if applicable, with respect to each of its or their respective Plans and as soon as possible after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, furnish to the Bank a statement signed by its chief executive officer or its chief financial officer setting forth details as to such Reportable Event and the action, if any, which the Borrower or its Subsidiary proposes to take with respect thereto, together with a copy of the notice of such Reportable Event furnished to PBGC.

10.  NEGATIVE COVENANTS.

     The Borrower covenants and agrees that from and after the date hereof until all sums due and to become due hereunder or under any other Loan Document have been paid or repaid in full, unless the Bank shall otherwise consent in a writing delivered to the Borrower, the Borrower shall not:

     10.1. Restrictions on Dividends, Distributions and Redemptions. Pay dividends or make any other distribution pari passu to its shareholders (other than to Parent or to Parent's Subsidiaries), unless such distribution is an issue of bonus shares and/or other equitable securities made pari passu to all shareholders, or redeem any shares of its capital stock, or cause or permit any of its Subsidiaries to redeem any shares of its capital stock, during the period beginning on the date hereof and ending on the Maturity Date (or on such earlier or later date on which all principal of and interest on the Note and all other amounts due to the Bank under the Loan Documents have been paid in full), or cause or permit any of its Subsidiaries to redeem any shares of its capital stock. The foregoing restriction shall not apply to the extent Parent's equity shall exceed $200,000,000.

     10.2. Use of Proceeds of Loan. Use any part of the proceeds of the Loan for any purpose other than those specified in Section 3 hereof.

     10.3. Disposal of Property. Wind up, liquidate or dissolve, sell, exchange, lease, transfer or otherwise dispose of all or substantially all of (or agree to do any of the foregoing or permit ESC Inc. or any Material Subsidiary to do or to agree to do any of the foregoing), its properties or other assets, other than in transactions with the Parent or the Subsidiaries or pursuant to a Permitted Restructure; provided, however, that in the event assets in an aggregate of US$5 million (5,000,000) shall be so transferred to any Subsidiary of Parent, such Subsidiary shall be deemed a Material Subsidiary hereunder and shall execute and deliver to the Bank a security agreement evidencing the charge of all of its assets or create such charge over its shares held by the Parent in form and substance satisfactory to the Bank. The foregoing restriction shall not apply in the event that 100% of the cash proceeds of the sale of assets (net of withholding) would be used to prepay the Loan.

     10.4. Liens. Contract, create, assume, incur or suffer to be created, assumed or incurred and shall not permit any Subsidiary to contract, create, assume, incur or suffer to be created, assumed or incurred, any Lien upon, or pledge of, any property or other assets of the Borrower or such Subsidiary, which will secure any other Indebtedness other than (i) Liens created pursuant hereto, and (ii) Permitted Encumbrances.

     10.5. Indebtedness. Assume, incur or suffer to exist or permit any Subsidiary to assume, incur or suffer to exist any Indebtedness other than the Loan.

11.  DEFAULTS AND REMEDIES.

     11.1. Events of Default. In the case of the occurrence of, and during the continuance of, any of the following events for any reason whatsoever, and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any governmental body or otherwise (each herein sometimes called an "Event of Default"):

           (a) Any representation or warranty made herein or in any certificate hereafter delivered to the Bank pursuant to this Agreement, the Note or any other Loan Document shall prove to have been false or misleading in any material respect when made; provided, however, that with respect to circumstances that do not affect the validity, legality or enforceability of this Agreement, the circumstances to which such representation or warranty relates, if capable of being corrected so that such representation or warranty shall become correct again, shall not have been corrected until the earlier of 7 (seven) days from receipt of the Bank's notice or 7 (seven) days from the date upon the Borrower has become aware thereof; or

(b) Any default shall occur in the payment of principal of or interest on the Note or any other amount under this Agreement, as and when the same shall become due and payable, whether at the due date thereof, by acceleration, mandatory prepayment or otherwise, and such default is not remedied until the later of 30 (thirty) days from the due date of the respective sum or 7 (seven) days from the date of Borrower's receipt of the Bank's notice to that effect; or

           (c) Any default shall occur in the due observance or performance by the Borrower, the Parent, ESC Inc. or any Material Subsidiary of any other covenant, agreement or condition contained herein or in the Note, or any other Loan Document to be performed by the Borrower or such Person, and such default, if capable of being cured, is not remedied until the later of 45 (forty five) days from the due date of the respective default or 14 (fourteen) days from the date of Borrower's receipt of the Bank's notice to that effect; or

           (d) (i) The Borrower, or the Parent or ESC Inc. or any Material Subsidiary shall suspend or discontinue its business other than pursuant to a Permitted Restructure, or (ii) the Borrower or ESC Inc. or any Material Subsidiary shall call a meeting of its creditors for the purpose of postponing or adjusting its liabilities or seeking an arrangement with its creditors, shall make an assignment for the benefit of creditors or a composition with creditors, shall be unable or admit in writing its inability to pay its debts generally as they mature, shall generally not pay its debts when they are due, shall file a petition in bankruptcy, shall become insolvent (howsoever such insolvency may be evidenced), shall suffer an order for relief to be entered against it under any bankruptcy law which shall remain undismissed or unstayed for a period of 60 (sixty) days or more, shall petition or apply to any tribunal for the appointment of any receiver, custodian, liquidator or trustee of or for it or any substantial part of its property or other assets or shall commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against the Borrower or ESC Inc. or any Material Subsidiary any such proceeding which shall remain undismissed or unstayed for a period of 60 (sixty) days or more; or the Borrower or any of its Subsidiaries shall take any action for the purpose of effecting any of the foregoing; or

           (e) Any order, judgment or decree shall be entered in any ex parte proceeding against the Borrower or the Parent or ESC Inc. or any Material Subsidiary decreeing the dissolution of the Borrower or any of its Subsidiaries and such order, judgment or decree shall remain undischarged or unstayed for a period in excess of 60 (sixty) days; or

           (f) Any Loan Document shall become invalid or unenforceable, in whole or in part, and such unenforceability persists for a period of 30 (thirty) days, or any default or event of default shall have occurred thereunder and such default persists for more than the period of grace, if any, specified therefor; or (A) the Borrower Security Agreement, ESC Inc. Security Agreement, the Parent Security Agreement or any Material Subsidiary Security Agreement shall cease for any reason to be in full force and effect, or the Borrower, ESC Inc., the Parent or applicable Material Subsidiary shall so assert, (B) the Lien created by the Borrower Security Agreement, ESC Inc. Security Agreement, the Parent Security Agreement or any Material Subsidiary Security Agreement shall cease to be enforceable and of the same effect and priority purported to be created thereby, or (C) the Parent Guarantee or ESC Guarantee shall cease for any reason to be in full force and effect or the Parent or ESC Inc., as applicable, shall so assert, and as long as event is continuing; or

           (g) Any default (unless duly waived in writing by the obligee) shall occur with respect to any permitted Indebtedness (other than the Indebtedness evidenced by the Note) of the Borrower or the Parent and its Subsidiaries (including any Indebtedness of the Parent under the Short Term Loan Credit Letter), for or relating to borrowed money (including, without limitation, for the deferred purchase price of property or for the payment of rent under any lease), or under any agreement under which any evidence of Indebtedness may be issued by the Borrower and such default shall continue for more than the period of grace, if any, specified therein, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof, or any trustee, to cause the same to become due prior to its stated maturity or if any such Indebtedness shall not be paid when due (after giving effect to any grace period and other than Indebtedness contested in good faith), and as long as such default is continuing and involves liability in excess of US$500,000; or

           (h) Final judgment for the payment of money in excess of $500,000 (to the extent not covered by insurance or bond) shall be rendered by a court of record against the Borrower or the Parent or ESC Inc. or any Material Subsidiary, and the Borrower or the Parent or ESC Inc. or the Material Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 (thirty) days from the date of entry thereof and within such period of 30 (thirty) days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

           (i) Any Reportable Event which the Bank determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan shall have occurred and be continuing 30 (thirty) days after notice to such effect shall be given to the Borrower by the Bank, or any Plan shall be terminated, or a trustee shall be appointed by an appropriate United States District Court to administer any Plan, or PBGC shall institute proceedings to terminate any Plan or appoint a trustee to administer any Plan, or the Borrower or any of its Subsidiaries shall completely or partially withdraw from any multi-employer Plan or appoint a trustee to administer any such Plan or shall cease operation at any facility where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under a Plan; and in each case such event or condition, together with all such other events or conditions, if any, would subject the Borrower or any of its Subsidiaries to any tax, penalty or other liability aggregating in excess of $250,000, provided, however, that in determining whether such taxes, penalties or other liabilities exceed such limitation, there shall be excluded therefrom any tax, penalty or other liability which (i) within 30 (thirty) days of being imposed, is paid or satisfied, or (ii) is being contested in good faith and by appropriate proceedings, with respect to which adequate reserves have been set aside by the Borrower and its Subsidiaries in conformity with generally accepted accounting principles and with respect to which none of the property or assets of the Borrower or any of its Subsidiaries has become or is about to become subject to any Lien; or

           (j) The Parent, Borrower or any of its Subsidiaries shall be in default under any other obligation to Bank Hapoalim B.M., including its New York Branches, and such default persists for more than the period of grace, if any, specified therefor, and as long as such default is continuing; or

           (k) The Parent shall no longer Control the Borrower, or shall cease to own a majority of the issued and outstanding common stock of the Borrower; or the Borrower shall no longer Control ESC Inc, or shall cease to own a majority of the issued and outstanding common stock of ESC Inc., except as s result of a Permitted Restructure; or

           (l) The Borrower or any of its Subsidiaries thereof shall become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, or the regulations under such Act; or

           (m) The Parent shall breach or a default shall occur and be continuing under the Asset Purchase Agreement, except for any breach or default that would not have a material impact on the ability of the Borrower to perform its obligations hereunder or under the Borrower Security Agreement, of the Parent to perform its obligations under the Parent Guarantee and the Parent Security Agreement, of ESC Inc. to perform its obligations under the ESC Inc. Guarantee and the ESC Inc. Security Agreement and of any Material Subsidiary to perform its obligations under its Material Subsidiary Security Agreement, and such breach or default persists for more than the period of grace, if any, specified therefor, and as long as such breach or default is continuing; or

           (n) The Bank shall fail to receive, after notice of exercise and absent default on its behalf, the Option Shares (as defined in the Option Agreement) in accordance with the terms and conditions of the Option Agreement;

then, if any Event of Default described in subsection (d) above shall have occurred the Note shall immediately become due and payable, and if any Event of Default described in any other subsection of this Section 11.1 shall have occurred, and at any time thereafter, if any such event shall then be continuing, the Bank may, by written notice to the Borrower, declare the principal of and accrued interest on the Note, and any other amounts owed under this Agreement, the Note or any Loan Document, to be due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

     11.2. Suits for Enforcement. If any one or more of such Events of Default shall occur and be continuing, the holder of the Note may proceed, to the extent permitted by law, to protect and enforce such holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in the Loan Documents or in aid of the exercise of any power granted in the Loan Documents, or proceed to enforce the payment of the Note or to enforce any other legal or equitable right of the holder of the Note.

     11.3. Remedies Cumulative. No right or remedy herein or in any other agreement or instrument conferred upon the Bank or the holder of the Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or under any Loan Document or now or hereafter existing at law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, if the Note or any of the other obligations of the Borrower to the Bank shall not be paid when due, whether at the stated maturity thereof, by acceleration or otherwise, the Bank shall not be required to resort to any particular security, right or remedy or to proceed in any particular order of priority, and the Bank shall have the right at any time and from time to time, in any manner and in any order, to enforce its security interests, liens, rights and remedies, or any of them, as it deems appropriate in the circumstances and apply the proceeds of its collateral to such obligations of the Borrower as it determines in its sole discretion.

12.  MISCELLANEOUS.

     12.1. Notices. All notices, requests and other communications to any party under this Agreement and the other Loan Documents shall be in writing and shall be given to such party, by mail, telecopy, telex, personal delivery or other customary means of delivery, addressed to it as set forth below or such other address or telex number as such party may in the future specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective if given by telex, when such telex is transmitted to the telex number specified below and the appropriate answerback is received, if given by mail, two days after such communication is deposited in the United States mails and sent by certified or registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid or if given by telecopy, personal delivery or any other means, when received at the address specified below.

                    Party               Address

           If to the Borrower:          Energy Systems Holdings Inc.
                                        100 Morse Street,
                                        Norwood Massachusetts 02062
                                        Attention:  Louis Scafuri
                                        Telephone:  (781) 769-2970
                                        Telecopier: (781) 769-2970

           and with a copy to:          Skadden Arps, Slate, Meagher & Flom LLP
                                        Four Times Square
                                        New York, NY, 10036-6522
                                        Attention:  David Friedman
                                        Telephone:  (212) 735-3000
                                        Telecopier: (212) 735-2000

           If to the Bank:              Bank Hapoalim B.M.
                                        New York Branches
                                        1177 Avenue of the Americas
                                        New York, New York 10036
                                        Attention:  Eli Eisdorfer
                                        Telephone:  (212) 782-2165
                                        Telecopier:  (212) 782-2170

           with a copy to:              Bank Hapoalim B.M.
                                        New York Branches
                                        1177 Avenue of the Americas
                                        New York, New York 10036
                                        Attention:  Lawrence Lefkowitz, Esq.
                                        Telephone:  (212) 782-2130
                                        Telecopier:  (212) 782-2141

           and with a copy to:          Shaw Pittman
                                        1675 Broadway
                                        New York, New York 10019-5820
                                        Attention:  John C. Simons, Esq.
                                        Telecopy:  (212) 603-6801
                                        Phone:  (212) 603-6848

     12.2. Survival of Representations; Successors and Assigns. All covenants, agreements, representations and warranties made herein and in any certificate delivered pursuant hereto shall survive the making by the Bank of the Loan contemplated herein and the execution and delivery to the Bank of the Note evidencing the Loan regardless of any investigation made by the Bank and of the Bank's access to any information and shall continue in full force and effect until all sums due and to become due hereunder or under any other Loan Document have been paid or repaid in full. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, subject to the provisions hereof. All covenants, agreements, representations and warranties by the Borrower which are contained or incorporated in this Agreement or in any other Loan Document shall inure to the benefit of the successors and assigns of the Bank and any holder of the Note. Except for the parties hereto and their respective successors and assigns, no other Person shall be entitled to the benefits of this Agreement or to rely thereon.

     12.3. Effect of Delay. No failure or delay on the part of the Bank in exercising any right, power or privilege hereunder or under the Note, nor any course of dealing between the Borrower and the Bank, shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

     12.4. Expenses. The Borrower agrees (a) to pay or reimburse the Bank for all of its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of any amendment, supplement or modification to, this Agreement, the other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Bank, and (b) to pay or reimburse the Bank for all its out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Bank.

     12.5. Modifications and Waivers. No modification or waiver of any provisions of this Agreement or of any other agreement or instrument made or issued pursuant hereto or contemplated hereby, nor consent to any departure by the Borrower therefrom, shall in any event be effective, irrespective of any course of dealing between the parties, unless the same shall be in a writing executed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall thereby entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances. Any transaction or matter excepted from the operation of any Section of this Agreement shall nevertheless be subject to the prohibitions and limitations contained elsewhere in this Agreement, unless expressly stated otherwise.

     12.6. Set-Off of Accounts. The balance of every account of the Borrower with the Bank existing from time to time at any of the Bank's offices worldwide and in any currency, shall be subject to being setoff against any sum not paid on its due date or within 7 (seven) days from demand by the Borrower to the Bank arising under this Agreement or other Loan Documents, and the Bank may at any time and from time to time after an Event of Default shall have occurred and be continuing at its option and without prior notice to the Borrower, except as may be required by law, appropriate and apply toward the payment of any of such obligations of the Borrower to the Bank for sum not paid on its due date or within 7 (seven) days from demand all or any part of the balance of each such account with the Bank. The Bank shall notify the Borrower forthwith upon the exercise of any right of set-off giving details in relation thereto.

     12.7. Counterparts. This Agreement may be executed in any number of counterparts and by telecopier, each of which shall ------------ constitute an original, and all of which taken together shall constitute one and the same agreement.

     12.8. Construction and Jurisdiction. This Agreement, the Note or the Borrower Security Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such State. Any action or proceeding in connection with this Agreement, the Note, the Borrower Security Agreement, or Security Agreement may be brought in a court of record of the State of New York, County of New York or any federal court located therein, the parties hereby consenting to the jurisdiction thereof, and service of process may be made upon any party by mailing a copy thereof to such party, by registered mail, at its address to be used for the giving of notices under this Agreement. IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTE OR THE BORROWER SECURITY AGREEMENT, THE PARTIES MUTUALLY WAIVE TRIAL BY JURY AND ANY CLAIM THAT NEW YORK COUNTY IS AN INCONVENIENT FORUM.

     12.9. Headings. Section headings are for convenience only and shall not affect the interpretation or construction of this -------- Agreement, the Note, the Borrower Security Agreement, the ESC Inc. Security Agreement, the Parent Security Agreement, the Parent Guarantee, the Material Subsidiary Security Agreements, the Option Agreement or any other Loan Document.

     12.10. Release of Collateral. Promptly after the Borrower shall have repaid the Loan in full and shall have paid and repaid to the Bank any and all of the sums due to the Bank hereunder and under all other Loan Documents, and provided any and all of the sums due to the Bank under documents signed between the Borrower and/or Parent and the Bank shall have been paid to the Bank in full, the Bank shall release the Liens over the Collateral. Notwithstanding the above, the Bank will release the Liens over the Collateral before any and all amounts were so paid immediately at the request of the Borrower and/or Parent, provided the Borrower and/or Parent have deposited with the Bank and charged and pledged in favor of the Bank sums equal to the outstanding balance of any and all amount due to the Bank together with all sums accrued and/or to be accrued thereon until applied to the payment or prepayment, as requested by the Borrower and/or the Parent, of the said sums, according to documents signed between the Borrower and/or Parent and the Bank.

     12.11. Transfers and Booking of Loan.

            (a) (i) Without limiting any of the Bank's rights hereunder, the Bank may, after the Loan is made hereunder, book the Loan, or any portion thereof, in any of its branches anywhere in the world, or negotiate, assign, grant security interests in, delegate or otherwise transfer (each of the foregoing acts, a "Transfer") all of, or sell one or more participations in any portion of, any or all of the following: the Note, and the Bank's rights and related obligations under this Agreement and the other Loan Documents (any of the foregoing which is subject to a Transfer, a "Transferred Item"); provided, however, that at no time shall the Borrower be required, as a result of any such Transfer or participation, to (x) give notices required by this Agreement to more than one Person and that one Person's designated department, employees and/or counsel, or (y) obtain any consent or approval required under this Agreement from more than one Person, or (z) be subject to any additional taxes, fees, costs or expenses (including withholding taxes), and further provided that such "Person" shall be a member of the Bank's Group.

     The "Bank's Group" means any company which the Bank possesses 51% or more of its outstanding share capital, provided, that such Transferee is a bank or other financial institution that is not a competitor of the Borrower.

         (b) In the event the Bank Transfers any Transferred Item, then to the extent provided by the Bank with respect to such Transfer, the Person to whom such Transfer is made (the "Transferee") shall have, and may exercise and enjoy, the rights, powers, privileges and remedies of the Bank with respect to such Transferred Item. The Bank shall, after any Transfer, and to the extent of such Transfer, be forever relieved and fully discharged from all liability and responsibility, if any, that it may thereafter have to the Borrower with respect thereto, but not with respect to matters occurring prior to such Transfer. The Bank shall retain all its rights and powers with respect to any Transferred Item to the extent not so Transferred. The foregoing shall not apply unless the Bank shall notify the Borrower of such a Transfer promptly upon the execution of the Transfer and the Transferee shall assure to the Borrower that it has assumed the liability and responsibility from which the Bank is so discharged.

         (c) The provisions of Section 12.6 (regarding setoff rights) shall apply to any account of the Borrower with, and any claim of the Borrower against, any Transferee to the extent of such Transfer which shall have purchased the Loan or any portion thereof and shall become a "Bank" hereunder. This subsection (c) of Section 12.11 shall not limit any other rights of the Bank or such Transferee whether arising under this Section 12.11, or otherwise hereunder or under applicable law.

         (d) The Bank is authorized to disclose any information it may have or acquire about the Borrower and its Subsidiaries to any prospective or actual Transferee, provided, that such Transferee is a bank or other financial institution that is not a competitor of the Borrower.

       [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]






         IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be duly executed and delivered in the City of New York by their duly authorized officers, all as of the date first above written.



                               ENERGY SYSTEMS HOLDINGS INC.


                               By: /s/ Sagi Genger
                                  ------------------------------------
                             Name: Sagi Genger
                              Title: Director


                               BANK HAPOALIM B.M.
                               AN ISRAELI BANK ACTING THROUGH
                               ITS NEW YORK BRANCHES


                               By: /s/ Eli Eisdorfer
                                  ------------------------------------
                               Name: Eli Eisdorfer
                               Title: Senior Vice President


                               By: /s/ Maxine Levy
                                  ------------------------------------
                             Name: Maxine Levy
                               Title: Vice President



                                 SCHEDULES

Schedule I:    Subsidiaries of the Borrower





                                  EXHIBITS


Exhibit A          Form of Note
Exhibit B-1        Form of Parent Asset Purchase Agreement Pledge
Exhibit B-2        Form of Borrower Security Agreement
Exhibit C          Form of ESC Inc. Security Agreement
Exhibit C-1        Form of ESC Inc. Guarantee
Exhibit D          Form of Parent Security Agreement
Exhibit E          Form of Parent Guarantee
Exhibit F          Form of Option Agreement
Exhibit G          Form of Opinion of Borrower's Counsel
Exhibit H          Form of Disbursement Request




                                                                 Schedule I
                                                                 ----------


                        SUBSIDIARIES OF THE BORROWER

ESC Medical Systems Inc.
Laser Corporation
Laser Sales Corporation
Applied Optromics Corp.
Sharplan Lasers, Inc.
Sharplan 2000, Inc.
Sahar Technologies, Inc.



                                                               Exhibit 10.2

                              OPTION AGREEMENT

         THIS OPTION AGREEMENT (this "Agreement"), dated as of April 30, 2001 is made and entered into by and between ESC MEDICAL SYSTEMS LTD., a company incorporated under the laws of the State of Israel ("ESC"), and BANK HAPOALIM B.M., an Israeli banking corporation (the "Bank").

                                  RECITALS

         WHEREAS, ESC has requested, and may request from time to time after the date hereof, the Bank to make loans and other extensions of credit to ESC and/or to one or more subsidiaries of ESC (collectively, the "Loans"); and

         WHEREAS, in order to induce the Bank to make the Loans to ESC and/or to one or more such subsidiaries of ESC, ESC has agreed to execute and deliver this Agreement to the Bank;

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, ESC and the Bank hereby agree as follows:

     1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Closing Price" means, as of any day, the last traded price regular way reported on the NASDAQ National Market System for a share of ESC Stock on such day.

         "ESC Stock" means the ordinary shares, par value NIS 0.1 per share, issued by ESC.

         "Governmental Authority" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

         "Lien" shall mean, with respect to any Person, any mortgage, lien, pledge, hypothecation, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or a capital lease, upon or with respect to any property or asset of such Person (including without limitation in the case of shares of stock, shareholder agreements, voting trust agreements and all similar arrangements).

         "Person" shall mean any individual or general partnership, limited partnership, limited liability company, corporation, joint venture, trust, estate, business trust, co-operative, association, unincorporated organization, Governmental Authority or other entity, and where the context so admits, the legal representatives, successors in interest and permitted assigns of such Person.

         "Public Offering" means any public offering pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, or any other securities law of any other jurisdiction, covering the offering and sale of shares of ESC Stock for the account of ESC (other than a registration statement effected solely to implement an employee benefit plan, a transaction in which Rule 145 of the United States Securities and Exchange Commission is applicable or any other form or type of registration in which ESC Stock cannot be included pursuant to United States Securities and Exchange Commission rules and practice).

         "Unrealized Shares" means, as of any date during the Exercise Period, the number of Option Shares equal to (i) 2,000,000, less (ii) the number of Realization Shares purchased from time to time by the Optionee pursuant to Paragraph 7(a) and/or Paragraph 7(b).

         2. Grant of Option. Upon the terms and subject to the conditions set forth herein, ESC hereby grants to the Bank or to any of its subsidiaries (the Bank or any such subsidiary, the "Optionee"), the irrevocable right and option (the "Option") to purchase from ESC up to 2,500,000 shares of ESC Stock (the "Option Shares"), at a price per share equal to the Purchase Price (as defined below). Subject to Paragraph 7, the decision to elect to exercise the Option shall be in the sole discretion of the Optionee, and the Optionee shall incur no liability whatsoever to any Person for any failure to exercise the Option.

         3. Purchase Price. The purchase price (the "Purchase Price") for the Option Shares shall be US$20.25 (Twenty and 25/100 United States Dollars) per Option Share, subject to adjustment as set forth herein. Notwithstanding the foregoing, if ESC undergoes a Public Offering at any time during the Exercise Period (as defined below), the Purchase Price for the Option Shares exercised and acquired in such Public Offering shall be at a price per Option Share equal to the lower of (i) eighty-five percent (85%) of the price per share paid by the purchasers of the ESC Stock in such Public Offering, or (ii) US$20.25 (Twenty and 25/100 United States Dollars) (subject to adjustment).

         4. Exercise Period. Subject to Paragraph 7, this Option may be exercised, in part or in whole, during the period beginning on the date of this Option and ending on the fifth anniversary of the date hereof (the "Exercise Period"). Without derogating from Paragraph 7 below, at the end of the Exercise Period, the Option shall expire with respect to any Option Shares not then exercised and acquired.

         5. Adjustment of Purchase Price and Number of Option Shares. The number and kind of securities purchasable initially upon the exercise of this Option and the Purchase Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

            (a) Adjustment for Share Splits and Combinations. If ESC at any time or from time to time effects a subdivision of the outstanding shares of ESC Stock, the number of shares of ESC Stock issuable upon exercise of this Option immediately before the subdivision shall be proportionately increased, and conversely, if ESC at any time or from time to time combines the outstanding shares of ESC Stock, the number of shares of ESC Stock issuable upon exercise of this Option immediately before the combination shall be proportionately decreased. Any adjustment under this Paragraph 5(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

            (b) Adjustment for Certain Dividends and Distributions. In the event ESC at any time, or from time to time makes or fixes a record date for the determination of holders of shares of ESC Stock entitled to receive a dividend or other distribution payable in additional shares of ESC Stock, then and in each such event the number of shares of ESC Stock issuable upon exercise of this Option shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the number of shares of ESC Stock issuable upon exercise of this Option by a fraction: (i) the numerator of which shall be the total number of shares of ESC Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of ESC Stock issuable in payment of such dividend or distribution, and (ii) the denominator of which is the total number of shares of ESC Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the number of shares of ESC Stock issuable upon exercise of this Option shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares of ESC Stock issuable upon exercise of this Option shall be adjusted pursuant to this Paragraph 5(b) as of the time of actual payment of such dividends or distributions.

            (c) Adjustments for Other Dividends and Distributions. In the event ESC at any time or from time to time makes or fixes a record date for the determination of holders of shares of ESC Stock entitled to receive a dividend or other distribution payable in securities of ESC other than shares of ESC Stock, then in each such event provision shall be made so that the Optionee shall receive upon exercise of this Option, in addition to the number of shares of ESC Stock receivable thereupon, the amount of securities of ESC that the Optionee would have received had this Option been exercised for shares of ESC Stock immediately prior to such event (or the record date for such event) and had the Optionee thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Paragraph 5 and ESC's Articles of Association with respect to the rights of the Optionee.

            (d) Adjustment for Reclassification, Exchange and Substitution. If the shares of ESC Stock issuable upon the exercise of this Option are changed into the same or a different number of shares of any class or classes of shares, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or shares dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Paragraph), then and in any such event the Optionee shall have the right thereafter to exercise this Option into the kind and amount of shares and other securities receivable upon such recapitalization, reclassification or other change, by holders of the number of shares of ESC Stock for which this Option might have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein and under ESC's Articles of Association.

            (e) Reorganization, Mergers, Consolidations or Sales of Assets. If at any time from time to time there is a capital reorganization of the shares of ESC Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Paragraph) or a merger or consolidation of ESC with or into another corporation, or the sale of all or substantially all of ESC's properties and assets to any other Person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Optionee shall thereafter be entitled to receive upon exercise of this Option, the number of shares or other securities or property of ESC, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of shares of ESC Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case (except to the extent any cash or property is received in such transaction), appropriate adjustment shall be made in the application of the provisions of this subparagraph and ESC's Articles of Association with respect to the rights of the Optionee after the reorganization, merger, consolidation or sale to the end that the provisions of this subparagraph and ESC's Articles of Association (including adjustment of the number of shares of ESC Stock issuable upon exercise of this Option) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

            (f) Other Transactions. In the event that ESC shall issue shares to its shareholders as a result of a split-off, spin-off or the like, then ESC shall complete such issuance or other action if, as part thereof, allowance is made to protect the economic interest of the Optionee either by increasing the number of Option Shares and/or by reducing proportionately the Purchase Price of the Option Shares and/or by procuring that the Optionee shall be entitled, on economically proportionate terms, to acquire additional shares of the spun-off or split-off entities.

            (g) Notice of Capital Changes. If at any time ESC shall offer for subscription pro rata to the holders of shares of ESC Stock any additional shares of any class, other rights or any equity security of any kind, or there shall be any capital reorganization or reclassification of the capital shares of ESC Stock or the consolidation or merger of ESC with, or sale of all or substantially all of its assets to another company or there shall be a voluntary or involuntary dissolution, liquidation or winding up of ESC, or other transaction described in this Paragraph 5, then, in any one or more of said cases, ESC shall give the Optionee, by registered or certified mail, postage prepaid, a written notice containing a brief description of the proposed action and stating the date on which
(i) a record is to be taken for the purpose of such subscription or other rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is to take place, as the case may be. Such notice shall also specify the date as of which the holders of record of shares of ESC Stock shall participate in such subscription rights, or shall be entitled to exchange their shares of ESC Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given at least fourteen (14) days prior to the action in question, and not less than fourteen (14) days prior to the record date in respect thereto.

            (h) Adjustment of Purchase Price. Upon each adjustment in the number of shares of ESC Stock purchasable hereunder, the purchase price per share shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of shares of ESC Stock purchasable hereunder shall be adjusted. In the event that ESC shall hereafter issue any additional shares of ESC Stock or any securities convertible into or exchangeable for ESC Stock or any warrants, options or other rights to acquire shares of ESC Stock or such convertible securities, pursuant to Paragraph 5(c) hereof, then the Purchase Price for the Option Shares purchasable hereunder shall, at the sole option of the Optionee and in lieu of any adjustment pursuant to such Paragraph, be reduced by an amount equal to the Fair Market Value of such stock, securities, warrants, options or rights as of the date of such initial issuance thereof, without giving effect to any withholding or other taxes, charges, imposts or duties. In the event that ESC shall hereafter pays any dividend or makes any distribution payable in additional shares of ESC Stock pursuant to Paragraph 5(b) hereof, then the Purchase Price for the Option Shares purchasable hereunder shall, at the sole option of the Optionee and in lieu of any adjustment in the number of Option Shares purchasable hereunder pursuant to such Paragraph, be reduced by an amount equal to the amount of all such payments and dividends, without giving effect to any withholding or other taxes, charges, imposts or duties.

            (i) Notice of Adjustments. Whenever the Purchase Price or the number of shares of ESC Stock purchasable hereunder shall be adjusted pursuant to Paragraph 5 hereof, ESC shall prepare a certificate signed by the chief financial officer of ESC setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Purchase Price and the number of shares of ESC Stock purchasable hereunder after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Optionee.

            (j) Adjustment Proportionate; Rounding Upward. Any adjustment under this Paragraph 5 in the number of Option Shares shall apply proportionately to only the unexercised portion of the Option. If fractions of a share would result from any such adjustment, the aggregate shares adjustment shall be revised to the next higher whole number of shares.

     6.  Method of Exercising Option and Payment of Purchase Price.

         The Option may be exercised, in whole or in part on any number of occasions during the Exercise Period, by the delivery by the Optionee to ESC at its principal office of the attached Notice of Exercise. The Notice of Exercise must be accompanied by payment in full of the aggregate Purchase Price for the Option Shares being purchased upon such exercise. Payment for such Option Shares shall be made in U.S. dollars by check payable to the order of ESC or by wire transfer to an account designated by ESC. With respect to each such exercise of this Option, simultaneous with Optionee's payment of the Purchase Price for the number of Option Shares indicated in the related Notice of Exercise, ESC shall issue and deliver to Optionee a certificate or certificates evidencing such Option Shares registered in the name of Optionee or its designee. Upon receipt by ESC of this Option at its office in proper form for exercise, Optionee shall be deemed to be the holder of record of the Option Shares transferable upon such exercise. If this Option should be exercised in part only, ESC shall concurrently with the delivery of the certificates for purchased Option Shares, execute and deliver to the Optionee a new Option, on the same terms and conditions as this Option, evidencing the rights of the Optionee thereof to purchase the balance of the Option Shares.

     7.  Right of Realization by ESC.

         (a) ESC shall have the right to demand during the Exercise Period that the Optionee exercise the Option and purchase 2,000,000 Option Shares (the "Realization Shares") at the Purchase Price, if during the Exercise Period, (i) ESC gives the Optionee not less than 10 days prior written notice of its intention to undergo a Public Offering or a private placement in which (Y) the consideration to be received by ESC in such Public Offering or in a private placement, provided that ESC will notify the Bank of the identity of the purchasers in such private offering (the "Consideration") will be not less than US$40,000,000 (Forty Million United States Dollars), and (Z) the price for each share of ESC Stock to be purchased in such Public Offering or private placement will be not less than US$20.25 (Twenty and 25/100 United States Dollars), and (ii) the Closing Price for a share of ESC Stock is not less than US$23.00 (Twenty-Three and 00/100 United States Dollars) prior and on the date of such demand.

         If the Optionee does not exercise and purchase the Realization Shares, or any part thereof, in accordance with ESC's demand made pursuant to Paragraph 7(a) above, then the number of Option Shares and Unrealized Shares to which the Optionee can exercise and purchase under the Option shall thereafter be reduced by an amount equal to 50% (the "Ratio") of the balance obtained between (i) the Realization Shares and (ii) the number of Realization Shares actually purchased by the Optionee in accordance with ESC's demand made pursuant to Paragraph 7(a) above; provided, however, if the actual stated Consideration in any Public Offering or private placement is less than US$40,000,000 (Forty Million United States Dollars), then the Ratio shall be adjusted to a percentage equal to the product of (Y) the Ratio, multiplied by, (Z) a fraction, the numerator of which is the actual stated Consideration and the denominator of which is US$40,000,000 (Forty Million United States Dollars). Notwithstanding anything in this Paragraph 7(a) to the contrary, if ESC does not actually commence or undergo the Public Offering or the private placement contemplated in Paragraph 7(a) within sixty (60) days from the date of its demand pursuant to such Paragraph, then this Paragraph 7(a) shall not apply and there will be no reduction of the number of Unrealized Shares to which the Optionee can exercise and purchase under the Option.

         (b) If during the Exercise Period, the Closing Price of a share of ESC Stock is above US$26.00 (Twenty-Six and 00/100 United States Dollars) during the period of twenty-two (22) consecutive trading days (not to include a deviation of two (2) trading days during such 22-day period) (the "Computation Period"), then ESC shall have the right to demand during the Exercise Period that the Optionee exercise the Option and purchase the Unrealized Shares at the Purchase Price within thirty (30) business days after such demand is made on the Optionee (the "Realization Period"). If the Optionee does not exercise and purchase the Unrealized Shares, or any part thereof, in accordance with ESC's demand made pursuant to this Paragraph 7(b), during the Realization Period, then the number of Option Shares and Unrealized Shares to which the Optionee can exercise and purchase under the Option shall thereafter be reduced by an amount equal to 50% of the Unrealized Shares.

         (c) If during the Computation Period, the Closing Price of a share of ESC Stock is above US$30.00 (Thirty and 00/100 United States Dollars), then ESC shall have the right to demand that the Optionee exercise the Option and purchase all Unrealized Shares at the Purchase Price during the Realization Period. If the Optionee does not exercise and purchase the Unrealized Shares, or any part thereof, in accordance with ESC's demand made pursuant to this Paragraph 7(c) during the Realization Period, then the number of Option Shares and Unrealized Shares to which the Optionee can exercise and purchase under the Option shall thereafter be reduced by an amount equal to the balance between (i) the Unrealized Shares, and (ii) the number of Realization Shares actually purchased by the Optionee in accordance with ESC's demand made pursuant to this Paragraph 7(c).

         (d) Notwithstanding anything in this Agreement to the contrary, 500,000 of the Option Shares shall be exercised according to the Optionee's sole discretion during the Exercise Period, and such Option Shares shall not be deemed to be "Realization Shares" and shall not be subject to any right of ESC to demand that the Optionee exercise the Option and purchase such shares.

     8. Investment Representation. Optionee, and each of its subsidiaries who is issued Option Shares pursuant to this Agreement, represent that (i) it is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended, or any successor federal statute (the "Securities Act"), and (ii) any and all Option Shares purchased hereunder shall be acquired for investment only and without a view to the resale or distribution thereof, except in any case pursuant to the registration of such Option or Option Shares under the Securities Act or pursuant to a valid exemption from such registration requirement. If the Option Shares are not so registered, certificates for the Option Shares shall bear the legend set forth in Paragraph 12 hereof.

     9.  Exchange, Transfer, Assignment or Loss of Option.

         (a) For purposes of this Agreement, "Transfer", as to this Option, the Option Shares or any shares of ESC Stock, means any transfer, sale, exchange, assignment, the creation of any Lien, option or right to purchase, and any other disposition of any kind, whether voluntary or involuntary, affecting title to, possession of or voting rights with respect thereto. Optionee and each of its subsidiaries who is issued Option Shares pursuant to this Agreement acknowledges that the Option and the Option Shares issuable upon exercise thereof have not been registered under the Securities Act, and agree that it will not Transfer any this Option or the Option Shares except upon the terms and conditions specified herein, and that it will cause any transferee thereof to agree to take and hold the same subject to the terms and conditions specified herein, provided that, Optionee or any holder of the Option Shares may sell Option Shares purchased upon exercise of this Option in one or more private transactions not requiring registration under the Securities Act. Prior to any Transfer of any Option Shares (other than a Transfer among Optionee and/or any of its affiliates), the holder thereof shall give written notice to ESC of such holder's intention to effect such Transfer and the identity of the proposed transferee. Each holder wishing to effect such a Transfer of the Option Shares shall also furnish to ESC an agreement by the transferee thereof that it is taking and holding the same subject to the terms and conditions specified herein and, unless the transferee is an affiliate of such holder, a written opinion of such holder's counsel, in form reasonably satisfactory to ESC, to the effect that the proposed Transfer may be effected without registration under the Securities Act. The restrictions set forth in Paragraphs 8, 9 and 12 shall terminate and cease to be effective with respect to any Option Shares that are registered under the Securities Act or upon receipt by ESC of an opinion of counsel, reasonably satisfactory to ESC, to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act with respect to the Transfer of the Option Shares.

         (b) Subject to the restrictions set forth herein, this Option is exchangeable, without expense, at the option of the Optionee, upon presentation and surrender hereof to ESC or at the office of its stock transfer agent, if any, for other options of different denominations entitling the holder thereof to purchase in the aggregate the same number of Option Shares purchasable hereunder; provided, that the foregoing shall not apply to Unrealized Shares. Upon surrender of this Option to ESC at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, ESC shall, without charge, execute and deliver a new Option in the name of the assignee named in such instrument of assignment and this Option shall promptly be canceled; provided, however, that this Option may not be transferred except to members of the Bank's Group. The term "Option" as used herein includes any Options into which this Option may be divided or exchanged. Upon receipt by ESC of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, ESC will execute and deliver a new Option of like tenor and date.

     10. Representations, Warranties and Covenants of ESC.

         (a)   ESC hereby represents and warrants to Optionee that:

          (i) There has been reserved, and ESC shall at all times keep reserved so long as the Option remains outstanding, out of its authorized ESC Stock, such number of shares of ESC Stock as shall be subject to purchase under the Option, and ESC will supply every transfer agent for ESC Stock and other securities of ESC issuable upon exercise of the Option with duly executed stock and other certificates, as appropriate, for such purpose;

          (ii) Upon delivery of, and payment for the Option Shares as contemplated by this Agreement, the Optionee will acquire duly authorized, validly issued, fully paid and nonassessable Option Shares;

     11. Legend. Except as provided in Paragraph 9(a) hereof, each stock certificate evidencing the Option Shares issued to the Optionee or to any other Person in connection with a transfer pursuant to this Agreement shall include the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT AND UNDER SUCH LAWS, OR UNLESS AN EXEMPTION FROM REGISTRATION AND QUALIFICATION IS AVAILABLE. THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN OPTION AGREEMENT DATED APRIL 30, 2001 TO WHICH THE ISSUER IS SUBJECT. A COPY OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE ISSUER."

     12. Fractional Interest. No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares ESC shall round up the number of Option Shares to be issued.

     13. No Rights in Option Shares. Optionee shall have none of the rights of a shareholder with respect to the Option Shares unless and until the Option Shares are issued to it upon exercise of the Option.

     14. Registration Rights. If ESC effects a registration with respect to the public resale by shareholders of any ESC Stock under the Securities Act, or any other relevant securities laws of any other jurisdiction, the Optionee shall have the right to have included in such registered offering the Option Shares, on a pro rata basis with the other selling shareholders participating in such registered offering, in proportion to the respective holdings of Optionee and all such other selling shareholders.

     15. Expenses. ESC shall pay Israeli Stamp Duty, if any, on the issue of the Option Shares, and will notify the Israeli Companies Registrar of such issue within the time period required by law. The Stamp Duty on this Option, if any, will be paid in full by ESC.

     16. Notices. All notices, requests and other communications to any party under this Option shall be in writing and shall be given to such party, by mail, telecopy, telex, personal delivery or other customary means of delivery, addressed to it as set forth below or such other address or telex number as such party may in the future specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective if given by telex, when such telex is transmitted to the telex number specified below and the appropriate answerback is received, if given by mail, two days after such communication is deposited in the United States mails and sent by certified or registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid or if given by telecopy, personal delivery or any other means, when received at the address specified below.

                   Party                Address


          If to ESC:                    ESC Medical Systems Ltd.
                                        Yokneam Industrial Park,
                                        P.O.B. 240, Yokneam 20692
                                        Attention:  President
                                        Telephone:  04-9599000
                                        Telecopier:  04-9599070


          With a copy to:               Zellermayer, Pelossof & Co.
                                        Rubinstein House
                                        20 Lincoln Street
                                        Tel Aviv 67134
                                        Attention:  Revital Kerem, Advocate
                                        Telephone:  03-6255555
                                        Telecopier:  03-6255500


          If to the Optionee:           Bank Hapoalim B.M.
                                        63 Yehuda Halevy St
                                        Tel Aviv
                                        Attention:  Mr. Mr. Ya'akov Elinav
                                        Telephone:  03-5674791
                                        Telecopier:  03-5676008


          with a copy to:               Shaw Pittman
                                        335 Madison Ave., 26th floor
                                        New York, New York  10017-4605
                                        Attention:  John C. Simons, Esq.
                                        Telephone:  (212) 603-6848
                                        Telecopier:  (212) 603-6801

         Notice to any other Optionee shall be sent to the address indicated on the applicable Assignment Form.

     17. Governing Law/Submission to Jurisdiction.

         (a) This Agreement shall be governed by the laws of the State of Israel. For the purposes of this Agreement ESC hereby irrevocably submits to the exclusive jurisdiction of the competent courts in Tel-Aviv - Jaffa, Israel.

         (b) ESC agrees that any summons, notice or judgment or other legal process or document in connection with any proceedings referred to in sub-clause (a) hereof may be serviced upon by delivering same to ESC at its address set forth in Paragraph 16 and a copy to Zellermayer, Pelossof & Co., Advocates, 20 Lincoln Street, Tel Aviv, Israel 67134.

     18. Miscellaneous. This Agreement cannot be changed or terminated orally. This Agreement contains the entire agreement between the parties relating to the subject matter hereof. The paragraph headings herein are intended for reference only and shall not affect the interpretation hereof. This Agreement may be executed in any number of counterparts and by telecopier, each of which shall constitute an original, and all of which taken together shall constitute one and the same agreement. Except as specifically stated herein as constituting an explicit waiver or modification of any provision of a loan agreement or other document evidencing indebtedness owing from ESC to the Optionee, nothing contained herein shall constitute a waiver or modification by the Optionee of any of the covenants, representations or agreements under such loan or other document. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

     19. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

     20. Availability of Public Information. With a view to making available to the Optionee and any subsequent holder of the Option Shares the benefits of certain rules and regulations of the United States Securities Exchange Commission (the "SEC") (including, without limitation, Rules 144 and 144A under the Securities Act), which may permit the sale of the Option Shares to the public or certain other institutions without registration, ESC agrees to take any and all such actions as may be required of it to make available to the Optionee and such subsequent holders such benefits, including, without limitation, to:

         (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any successor provision thereto from and after the date ESC first becomes subject to the provisions of Section 13 or 15(d) of the United States Securities Exchange Act of 1934, as amended, or any successor federal statute (the "Exchange Act"); and

         (ii) file with the SEC in a timely manner all reports and other documents required of ESC under the Securities Act and the Exchange Act from and after the date ESC first becomes subject to the provisions of Section 13 or 15(d) of the Exchange Act; and

         (iii) so long as the Optionee or any affiliate of the Optionee owns any Option or Option Shares, furnish to the Optionee forthwith upon request a written statement by ESC as to compliance with the reporting requirements of Rule 144 or any successor provision thereto, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of ESC filed with the SEC, in each case from and after the date ESC first becomes subject to the provisions of Section 13 or 15(d) of the Exchange Act, and such other reports and documents of ESC and other information in the possession of or reasonably obtainable by ESC as the Optionee and its affiliates and subsequent holders of the Option Shares may reasonably request in availing itself of any rule or regulation of the SEC allowing the Optionee and its affiliates and subsequent holders of the Option Shares to sell any such securities without registration.

     21. Shareholder Approval. This Option shall not be effective as long and until the grant of the Option was approved by the shareholders of the Company.


         IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the day and year first above written.



                                            BANK HAPOALIM B.M.

                                            By: /s/ L. Landau
                                            ------------------------

                                            By: /s/ L. Ben Ami
                                            ------------------------


                                            ESC MEDICAL SYSTEMS LTD.

                                            By : /s/ Yacha Sutton
                                            ------------------------




                             NOTICE OF EXERCISE



To:

1. The undersigned hereby elects to purchase _________ Option Shares, pursuant to the terms of the attached Option, and tenders herewith payment of the purchase price for such shares in full.

2. In exercising this Option, the undersigned hereby confirms and acknowledges that the Option Shares are being acquired solely for the account of the undersigned (and not as a nominee for any other party) for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Option Shares except under circumstances that will not result in a violation of the United States Securities Act of 1933, as amended, or any state securities laws.

3. Please issue a certificate representing said Option Shares in the name of the undersigned and deliver such certificate to the undersigned.

4. Please issue a new Option for the unexercised portion of the attached Option in the name of the undersigned and deliver such new Option to the undersigned.





----------------------              -------------------------
      (Date)                              (Print Name)


                                     -------------------------
                                          (Signature)




                              ASSIGNMENT FORM


                  FOR VALUE RECEIVED,                 hereby sells, assigns
and transfers unto
                                      ---------------


Name
    ------------------------------------------------------------


(Please typewrite or print in block letters)


Address
       ---------------------------------------------------------


and the above transferee hereby acquires and assumes the right to purchase Option Shares represented by this Option to the extent of ______ Option Shares as to which such right is exercisable and agrees to be bound by the terms and conditions of the Option Agreement, and do hereby confirm that the above transferee is a subsidiary of Bank Hapoalim B.M.


Date



--------------------

Transferor Signature


--------------------
Transferee Signature


                          ESC MEDICAL SYSTEMS LTD.

                                                       Date: April 30, 2001

To:  Bank Hapoalim B.M.

Re:      Option Agreement

Whereas we will grant an option to purchase from us up to 2,500,000 ordinary shares of our share capital, all according to the terms and conditions of the option agreement a copy of which is attached to this letter and forms an integral part of it (the "Option" or "Option Agreement")

and Whereas we have informed you that in order to furnish you the Option duly executed we have to obtain our general assembly's approval (the "Approval").

and Whereas we have undertaken to grant you the Option duly executed within 70 (seventy) days of the drawdown of a loan (the "Interim Period") in the sum of $ 100,000,000 (One Hundred Million U.S. Dollars) which you have granted us in order to finance the acquisition of the CMG division from Coherent Inc (the: "Loan" or the "Loan Agreement").

and Whereas it was agreed between us that if we shall not obtain the Approval during the Interim Period, we shall provide you with an alternative financial compensation in connection with the Loan, satisfactory to you.

Now Therefore we hereby undertake that if we shall not grant you the Option duly executed during the Interim Period we shall compensate you as follows:

(i) The Interest on the Loan will be LIBOR plus 8% p.a. as of the Closing Date as such term is defined in the Loan Agreement.

(ii) The facility fee according to our facility fee letter as of this date addressed to you will be $2,700,000 (Two Million and Seven Hundred Thousand United States Dollars) and will be paid within 3 days from the end of the Interim Period.

The Loan Agreement will be amended as to reflect the above amendments and we undertake to sign all documents concerning the above amendments in connection with the said amendments. We shall bear all fees and expenses incurred by you in connection with the above amendments.

If we will notify you within the Interim Period that related documentation is under SEC review, the Interim Period shall be extended by additional 30 days.

Subject to the above, all terms of the Loan Agreement and/or any other document we have signed in your favor will remain in full force.

                             Very truly yours,



                              /s/ Yacha Sutton
                              ------------------------

                              ESC Medical Systems Ltd.






                          ESC MEDICAL SYSTEMS LTD.

                                                       Date: April 30, 2001

To

Bank Hapoalim B.M.



                            Re: Option Agreement



                  Attached herewith is the Option Agreement and the Compensation Letter signed by ourselves. (The Option Agreement and the Compensation Letter are attached to this letter and marked "A" and "B" respectively).

Please note that the Option Agreement is subject to our shareholders approval.

If will not notify you within 70 days from the date of this letter that such approval was granted and that the Option Agreement is valid and was duly executed in your favor then the Compensation Letter shall apply according to the terms and conditions specified in such letter. If we will notify you within the said 70 days period that related documentation is under SEC review, such 70 days period shall be extended by additional 30 days.

Except for the above all our rights according to the documents we have and/or will sign in your favor.



                             Very truly yours,



                              /s/ Yacha Sutton
                              ------------------------
                              ESC Medical Systems Ltd.





Date: April 30, 2001




ESC Medical Systems Ltd.
Yokneam Industrial Park,
P.O.B. 240, Yokneam 20692

Attention:  President

Dear Sirs,

         Reference is made to the Option Agreement dated as of April 30, 2001 (the "Option Agreement"), by and between ESC Medical Systems Ltd. ("ESC") and Bank Hapoalim B.M. (the "Bank"), pursuant to which the Bank has the irrevocable right and option to purchase from ESC up to 2,500,000 ordinary shares, par value NIS 0.1 per share, issued by ESC, upon the terms and conditions specified therein. All capitalized terms used and not defined herein shall have the meanings given to such terms in the Option Agreement.

         Notwithstanding anything in the Option Agreement to the contrary, during the period (the "Period") that (i) any portion of the Option remains unexercised during the Exercise Period, or (ii) the Bank or any affiliate of the Bank is the legal or beneficial owner or holder of any class of voting securities of ESC, the Bank undertakes as follows:

         (a) The Bank, and each affiliate of the Bank who acquires any class of voting securities of ESC, will at all times be a passive investor and will neither have nor seek the ability to influence management of ESC during the Period.

         (b) At no time during the Period will the Bank or any affiliate of the Bank have the ability after purchase or acquisition of any ordinary shares of ESC (whether pursuant to the Option Agreement or otherwise) or any other class of voting securities of ESC, to vote more than 4.99% of any class of voting securities of ESC. Contemporaneous with the execution and delivery of the Option Agreement and this letter agreement, the Bank shall execute and deliver to ESC an Irrevocable Proxy for Excess Shares (the "Proxy"), substantially in the form of Schedule 1 attached hereto, pursuant to which the Bank will grant to ESC an irrevocable proxy during the Period for each class of voting securities of ESC acquired by the Bank or any affiliate of the Bank in excess of 4.99% of such class of voting securities (the "Excess Shares") in order that the Excess Shares will be voted solely at the discretion of ESC's management.

         (c) At all times during the Period, the Bank and/or any affiliated permitted transferee will seek to dispose of any acquired Excess Shares in an orderly fashion as quickly as reasonably possible taking into account the marketability and pricing of the shares and any applicable holding periods and/or other transfer restrictions imposed on the Bank or such transferee pursuant to the Option Agreement or any applicable United States securities laws and regulations.

         If you are in agreement with the foregoing, please so indicate by signing in the space provided on the enclosed copy of this letter, and then return such signed copy to the Bank.

                                 Sincerely,

                                  BANK HAPOALIM B.M.


                                  By: /s/ L. Landau
                                  ------------------------


                                  By: /s/ L. Ben Ami
                                  ------------------------


ACCEPTED AND AGREED TO as of the date first above written:

ESC MEDICAL SYSTEMS LTD.


By: /s/ Sagi Genger
   ------------------------



                                 SCHEDULE 1
Date: April 30, 2001


ESC Medical Systems Ltd.
Yokneam Industrial Park,
P.O.B. 240, Yokneam 20692
Attention:  President

                  Re: Irrevocable Proxy for Excess Shares

Dear Sirs,

         Reference is made to (i) the Option Agreement dated as of April 30, 2001 (the "Option Agreement"), by and between ESC Medical Systems Ltd. ("ESC") and Bank Hapoalim B.M. (the "Bank"), pursuant to which the Bank has the irrevocable right and option to purchase from ESC up to 2,500,000 ordinary shares, par value NIS 0.1 per share, issued by ESC, upon the terms and conditions specified therein, and (ii) the letter agreement dated April 30, 2001, between the Bank and ESC entered into in connection with the Option Agreement. All capitalized terms used and not defined herein shall have the meanings given to such terms in the Option Agreement.

         The Bank hereby appoints ESC as its proxy during the Period to attend and to vote on its behalf at any meeting of ESC, and on any adjournment thereof, with respect to each class of voting securities of ESC acquired or purchased by the Bank or any affiliate of the Bank in excess of 4.99% of such class of voting securities (the "Excess Shares"). During the Period, the Excess Shares shall be voted solely at the discretion of ESC's management. The term "Period" means the period during which (i) any portion of the Option remains unexercised during the Exercise Period, or (ii) the Bank or any affiliate of the Bank is the legal or beneficial owner or holder of any class of voting securities of ESC.

         This proxy is irrevocable and may not be canceled by the Bank. This proxy will automatically expire and be of no further force and effect upon termination or lapse of the Period. This proxy also will automatically expire and be of no further force and effect as to any Excess Shares immediately upon the sale or transfer of such Excess Shares to any third party who is not an affiliate of the Bank in accordaance with the Option Agreement and/or applicable United States securities laws and regulations.

                                     Sincerely yours,
                                     BANK HAPOALIM B.M.

                                     By:_______________________
                                           Name:
                                           Title:

                                     By:_______________________
                                           Name:
                                           Title:


                                                       Date: April 30, 2001

Bank Hapoalim B.M
Head Office
45 Rothschild Boulevard
Tel-Aviv


To:      ESC Medical Systems Ltd. (the "Company")

Re:      Intention Letter for Granting Credit

1. As per your request we confirm that we will provide you a loan (the "Loan") for the purpose specified in this letter subject to the following conditions:

     (a) Purpose: To finance the acquisition of the outstanding 6% Convertible Subordinated Notes issued by the Company on September 10, 1997.(the "Notes")

     (b) Amount: US$ 91,200,000 (Ninety One Million and Two Hundred Thousand United States Dollars).

     (c) Commitment Fee: 1% (one percent) p.a. to be paid in advance during the Availability Period for every 12 months period or any part thereof, on the Amount. It is agreed that if the said commitment will be cancelled before the end of the Availability Period then the Commitment Fee will be computed until the date of the cancellation and monies paid in excess of the above computation will be returned to the Company.

     (d) Availability Period: Until September 1 2002.

     (e) Term: 4 years from drawdown.

     (f) Interest:

          (i) LIBOR plus 2.25% p.a. during the first year from drawdown.

          (ii) (ii)LIBOR plus 2.75% p.a. during the second year from drawdown.

          (iii) (LIBOR plus 3.5% p.a. during the third and fourth year from drawdown.

     (g) Repayment: principal - in one lump sum at the end of the term. Interest - every 3 (three) months.

     (h) Additional Conditions:

     (i) the Loan will be made available provided that the ratio between the total debt to the Bank according to the consolidated financial statements of the Company plus the total debt on account of the Notes divided by the EBITDA will be equal or less than 3 (three).

     (ii) You will sign all documents for the drawdown and the conditions specified in this letter according to our practices concerning the Loan.

     (iii) All collaterals created in the Bank's favor in connection with a certain loan agreement signed between the Bank and Energy Systems Holdings Inc on April 30, 2001 and a certain short term loan agreement signed between the Bank and the Company on April 24, 2001 shall serve also as collaterals for the repayment of the Loan.

     (iv) You will be given the credit only if there is no legal (or any other) hindrance.

     (v) You will not be in any breach of any of your obligations according to the documents you have signed or will sign in our favour.

     (vi) You will reimburse the Bank with all actual out of pocket costs and expenses of the Bank in connection with the preparation, drafting and execution of all documents in connection with the Loan, including but not limited to legal costs and all stamp-duties.

     (vii) the Bank shall be entitled to convert the Loan or any part of it into additional shares of the Company as long as the Loan is outstanding, at a price of US$ 20.25 (Twenty United States Dollars and twenty five cents) per share. Notwithstanding the above if the Company will request to prepay the Loan, the Bank shall have the right within 30 days from receiving such prepayment notice to exercise its conversion rights as aforesaid.

2. Nothing in the above shall derogate from our rights according to the documents you have and\or will sign in our favor.


                             Very truly yours,



                             Bank Hapoalim B.M.

                               /s/ L. Landau
                                 L. Landau

                               /s/ L. Ben Ami
                                 L. Ben Ami



We the undersigned agree to the above:

/s/ Sagi Genger

ESC Medical Systems Ltd.

                                                               Exhibit 10.4

                                                             April 24, 2001

Bank Hapoalim B.M.
Head Office
Corporate Banking Division
41-45 Rothschild Boulevard
Tel Aviv


To:  ESC Medical Systems Ltd.

Re:      STATUS OF SHORT TERM CREDIT LINE

         We hereby confirm that we are providing you with a short term credit line (hereinafter: the "Credit Line") up to the sum of $50,000,000 (Fifty Million United States Dollars) for the period commencing on the date of this letter and ending 12 (twelve) months from the date of this letter (the " First Period") and up to $20,000,000 (Twenty Million United States Dollars) for the period which begins at the end of the First Period and ends 24 (twenty four) months from the date of this letter (the "Expiry Date"), subject to all terms and conditions stated herein.

         The credit granted according to the Credit Line bears interest of LIBOR plus 1% (One percent) p.a.

         a) In respect of the allocation of the Credit Line you will pay the Bank a fee at the rate of 0.25% (One Quarter of One percent) per annum (hereinafter: "the Commitment Fee") on the unutilized part of the Credit Line.

         b) The Commitment Fee will be paid in advance on the date of the allocation of the Credit Line for the period commencing on the date of this letter and ending on the end of the next calendar quarter and thereafter quarterly on the first day of each quarter or on the nearest date to such date with value of the first day of that quarter until the Expiry Date on the unutilized part of the Credit Line on the date of such computation.

         Commencing from the end of the First Period and so long as the Credit Line is in force you will maintain in your consolidated financial statements a financial ratio in which the ratio between inventory plus all debts owned to you by your clients for sales made in your ordinary course of business to the utilized sum of the Credit Line will not be less than
2.5 (two point five).

         The terms set out above will be construed in accordance with U.S. GAAP.

         The Credit Line shall be available to ESC until the Expiry Date subject to the terms hereof, unless and to the extent ESC shall notify the Bank of its desire to terminate the commitment of the Bank hereunder.

         In any case of contradiction between the above and the provisions of the Application to Open an Account and General Conditions for Operating the Account, then the provisions of this letter shall govern.

         All our rights according to documents signed by you in our favour are fully reserved and are in no way affected by this letter.

                             Very truly yours,



                              BANK HAPOALIM B.M.

                               /s/ L. Landau
                                 L. Landau

                               /s/ L. Ben Ami
                                 L. Ben Ami

We agree to the above

/s/ Sagi Genger

ESC Medical Systems Ltd

                                                       Date: April 24, 2001

Account no 11145, Branch no 700
Bank Hapoalim B.M.
Haifa Central Branch.


Re:      Short Term Credit Line - Additional Terms



Dear Sirs,

         Reference is made to the Short Term Credit Line Letter dated April 24, 2001(the"Letter").

         Capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Letter.

1.       Interest

         (a) LIBOR - For the purpose of the Credit Line, "LIBOR" (London Interbank Offered Rate) - means the rate of Interest determined by the Bank as being the highest interest rate (rounded upwards to the nearest 1/8 of one percent) at which deposits in the currency of the Overdraft are offered to the Bank in the London Interbank Market or in any other Interbank Market in Europe for periods of one day ("Overnight").

         (b)      Interest Payment Dates

                  (i) The Interest (excluding Interest on Excesses as hereinafter defined) will be paid by us to the Bank in the currency of the Overdraft as set out below:

                  (ii) Monthly - (hereinafter: the "Interest Period") on
                       the first day of the next calendar month following the termination of each Interest Period or on the nearest date possible after the first day of such calendar month, with value of the first day of the month.

                  (iii) The Interest in respect of the first Interest
                       Period will be repaid by us to the Bank in the currency of the Overdraft on the first day of the next calendar month following the date monies are first drawn on account of the Overdraft Facility or on the nearest date after the first day of such calendar month, with value of the first day of the month.

         We declare that we are aware that the first Interest Period may be shorter than the other Interest Periods.

         (c)   Manner of Calculating the Interest

               (i) The Interest shall be calculated by the Bank and paid by us or compounded with the amount due from us in connection with Credit Line at the beginning of each calendar month, for the month or period that has passed.

               (ii) The Interest will be computed on the basis of daily or other balances at the discretion of the Bank and the number of days that have actually elapsed divided by 360.

2.       Debit on a day not being a business day

(i) If the Expiry Date of the Credit Line falls on a day which is not a business day (as hereinafter defined), the Facility will terminate on the first succeeding business day and bear interest at the rate required according to paragraph 3 above, subject as provided in any law.

(ii) It is stated that the debit in respect of the Interest, Interest on Excesses, the Overdraft Fee or any other sum that we owe or will be liable to pay under this document and/or the Letter will be made on the date prescribed for the discharge of the debit under this Application and/or the above Conditions (hereinafter: "the Debit Date") or on the nearest date as possible after the Debit Date with value of the Debit Date (without taking into account the fact that any Debit Date falls on a business day).

     (b) The term "Business Day" - means a day on which banks in Tel-Aviv, London and the country in which the currency of the Overdraft is legal tender are open to the public and on which the Bank's branches in Israel - or most of them - are open for business to the public.

     This document constitutes an integral part of the Letter.

                                                          Yours faithfully,



                                                           /s/ Yacha Sutton



                                                  ESC Medical Systems, Ltd.


                                 AGREEMENT

 This Agreement is dated as of the 30 day of April, 2001 and made between:

                             Bank Hapoalim B.M

                                ("The Bank")

                                    and

                          ESC Medical Systems Ltd.

         a company registered under the laws of the State of Israel

                             ("the Borrower").

         Whereas the Borrower and\or any of its Subsidiaries has received and intends to receive, from time to time, from the Bank the Loan, the Short Term Credit Line and the Additional Financing (hereinafter, jointly and severally - "the Banking Services");

         Whereas in order to induce the Bank to grant the Banking Services to the Borrower and\or any of its Subsidiaries, the Borrower is prepared to undertake the conditions hereinafter set forth in connection with the Banking Services, as long as the Banking Services are not paid up in full and\or if the Bank is committed to provide any of the Banking Services to the Borrower or any of its Subsidiaries.

         Now, therefore, it is hereby agreed and declared between the parties as follows:

1.       Interpretation

          (a) This Agreement forms an integral part of the Borrower's application to open an account and the general conditions for operating an account which have been signed by the Borrower in the Bank ("the Application to Open an Account").

          (b) (i) The provisions of Sections 2.7 (Security), 2.5 (Increased Costs), 5.2 (Default Rate), 6.2 (Set-off),
                    12.5 (Modifications and Waivers), 12.10 (Release of Collateral) and 12.11 (Transfer of Booking of Loans) of the Loan Agreement are hereby incorporated herein, mutatis mutandis.

               (ii) The provisions of Section 2.3(c) and 2.3(d) of the Loan
                    Agreement shall apply, mutatis mutandis, to the Short Term Credit Loan and the Additional Financing.

               (iii) The provisions of Section 2.4 of the Loan Agreement
                    shall apply, mutatis mutandis, to the Additional
                    Financing.

          (c) Unless otherwise agreed the Borrower's obligations in this Agreement are in addition to those contained in the Application to open an account and nothing in this Agreement shall derogate from any of the Bank's rights under the Application to open an account.

          (d) In the case of any contradiction between the provisions of this Agreement and the provisions of the Application to open an account the provisions of this Agreement shall govern.

          (e) The Preamble to this Agreement constitutes an inseparable part hereof.

          (f) Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

          (g) Use of Accounting Terms. Accounting terms used herein shall be construed, calculations hereunder shall be made and financial data required hereunder shall be prepared, both as to classification of items and as to amounts, in accordance with generally accepted accounting principles in effect in the United States as of the date thereof consistently applied, which principles shall be consistent with those used in the preparation of the most recent reviewed financial statements of such Person delivered to the Bank. All statements relating to earnings and expenses shall set forth separately or otherwise identify all extraordinary and nonrecurring items.

2.       Definitions

         "Additional Financing" - means a certain commitment of the Bank to provide the Borrower credit in order to repay 6% Convertible Subordinated Notes issued by the Borrower on September 10, 1997 up to the sum of US$ 93,000,000 (Ninety Three Million United States Dollars).

         "Indebtedness" of any Person means indebtedness incurred by that Person to banks or financial institutions.

         "Lien" means any floating or fixed charge, lien, mortgage, pledge, security interest or other encumbrance of any nature whatsoever upon, of or in property or other assets of a Person, whether absolute or conditional, voluntary or involuntary, whether created pursuant to agreement, arising by force of statute, by judicial proceedings or otherwise.

         "Loan" or "Loan Agreement" means - the Loan Agreement between the Bank and Energy Systems Holdings Inc, dated April 30, 2001.

         "Material Subsidiary" means Energy Systems Holdings Inc., ESC Inc. and any Subsidiary which is a "Material Subsidiary" under the Loan Agreement.

         "Permitted Encumbrances" means [(i) Liens for current taxes not yet due or taxes being contested in good faith, (ii) Liens created by operation of law, [or incurred in the ordinary course of business and securing payments not delinquent or payments which are being contested in good faith] (iii) leases or the rights, if any, of third-party suppliers or other vendors having possession of equipment, (iv) imperfections of title, easements and zoning restrictions, if any, (v) judgments Liens, in respect of judgments that do not constitute an Event of Default hereunder, (vi) Liens permitted under the Asset Purchase Agreement, (vii) Liens in favor of the Bank , and (viii) Liens on assets purchased subsequent to the Closing Date other than with financing obtained from the Bank.

         "Permitted Restructure" means any transaction, merger, consolidation or disposition of assets or shares, with respect to the Borrower or any of its Subsidiaries, unless resulting in (i) any Person holding more than 50% of the voting rights of the Borrower, or (ii) the disposition of assets, other than to Borrower's Subsidiaries, exceeding (a) US$5,000,000 (Five Million United States Dollars) of assets purchased under the Asset Purchase Agreement as such term is defined in the Loan Agreement or (b) US$10,000,000 (Ten Million United States Dollars) of other assets of Borrower existing at the Closing Date as such term is defined in the Loan Agreement.

         "Short Term Credit Loan" means a short term credit loan granted by the Bank to the Borrower pursuant to a certain Short Term Credit Letter signed on April 24, 2001 in the principal amount of $50,000,000 (Fifty Million United States Dollars).

         "Subsidiary" means, when used with reference to any corporation, any corporation of which at least a majority of the outstanding stock, having by the terms thereof ordinary voting power to elect a majority of the Board of Directors of such corporation, is at the time directly or indirectly owned by such first-mentioned corporation.

3.       Representations and Warranties

         The Borrower represents and warrants to the Bank in relation to the Borrower and its Subsidiaries that:

         Corporate Existence - Each of the Borrower and its Subsidiaries is a duly organised and validly existing corporation in good standing under the laws of the jurisdiction of its formation and has the corporate power and authority to own its properties and other assets and to transact the business in which it is now engaged or proposes to engage. Each of the Borrower and its Subsidiaries is duly qualified to do business and is in good standing in each jurisdiction in which the failure to qualifywould have a material adverse effect on its business.

         Legal Capacity - the Borrower has the full power and corporate authority and legal right to enter into, exercise its rights and perform its obligations under this Agreement;

         Execution - the execution, delivery and performance by the Borrower of its obligations assumed by it under this Agreement will not (i) violate any existing law, regulation or authorisation to which the Borrower is subject, (ii) result in any breach of or default under any material agreement or other instrument to which the Borrower is now a party or is subject, or if any breach or default has occurred under such agreement or instrument, it will not have a material adverse effect on the Borrower or
(iii) violate any provision of the Borrower's Memorandum and Articles of Association or other constituent documents;

4.       Undertakings

         The Borrower undertakes that from and after the date hereof until the payment in full of all sums due in connection with the Banking Services and provided that no commitment of the Bank under the Banking Services exists, then unless the Bank shall otherwise consent in writing delivered to the Borrower, the Borrower shall:

          (a) Compliance with good business practices - Conduct its business according to good business practices; keep in full force and effect its corporate existence, and material rights, licenses, permits and franchises and comply in all material respects with all of the laws, rules and regulations governing its business; and make all such reports and pay all such franchise and other taxes and license fees and do all such other things as may be lawfully required, to maintain its material rights, licenses, powers and franchises under the any laws applicable or jurisdictions in which it is organised or does business.

          (b) Restrictions on Dividends, Distributions and Redemption. Not pay dividends or make any other distribution pari passu to its shareholders, unless such distribution is an issue of bonus shares and/or other equitable securities made pari passu to all shareholders, or redeem any shares of its capital stock, or cause or permit any of its Subsidiaries to redeem any shares of its capital stock, or cause or permit any of its Subsidiaries to redeem any shares of its capital stock. The foregoing restriction shall not apply to the extent Borrower's equity shall exceed US$200,000,000 (Two Hundred Million United States Dollars).

          (c) Disposal of Property. Not wind up, liquidate or dissolve, sell, exchange, lease, transfer or otherwise dispose of all or substantially all of (or agree to do any of the foregoing or permit any Material Subsidiaries to do or to agree to do any of the foregoing), its properties or other assets, other than in transaction with any of its Subsidiaries or pursuant to a Permitted Restructure; provided, however, that in the event assets in an aggregate of US$5,000,000 (Five Million United States Dollars) shall be so transferred to any Subsidiary of Borrower, such Subsidiary shall be deemed a Material Subsidiary hereunder and shall execute and deliver to the Bank a security agreement evidencing the charge of all of its assets or create such charge over its shares held by the Borrower in form and substance satisfactory to the Bank. The foregoing restriction shall not apply in the event that the cash proceeds of the sale of assets (net of withholding) would be used to prepay the Loan or the Additional Financing.



          (d) Liens. Not contract, create, assume, incur or suffer to be created, assumed or incurred and shall not permit any Subsidiary to contract, create, assume, incur or suffer to be created, assumed or incurred, any Lien upon, or pledge of, any property or other assets of the Borrower or such Subsidiary, which will secure any other Indebtedness other than Liens created to the benefit of the Bank and Permitted Encumbrances.

          (e) Indebtedness. Not assume, incur or suffer to exist or permit any Subsidiary to assume, incur or suffer to exist any Indebtedness other than to the Bank or in connection with assets purchased subsequent to Sub-Section (j) below or purchased after the Additional Financing was granted or the commitment to grant it expired which are subject to a Permitted Encumbrance other than with financing obtained from the Bank.

          (f) Deposits - The Borrower and its Subsidiaries (excluding Subsidiaries holding solely assets purchased according to Sub Section (j) below or or purchased after the Additional Financing was granted or the commitment to grant it expired which are subject to a Permitted Encumbrance other than with financing obtained from the Bank) will deposit in the Bank all Cash and Cash Equivalents which appear in their financial statements except for such amounts needed by such Subsidiaries in their ordinary course of business.

          (g) New Material Subsidiary - at any time any Subsidiary which at the date of this agreement is not a Material Subsidiary becomes a Material Subsidiary after the date of this Agreement, in accordance with the provisions of Section 4(c) hereof, then the Borrower shall cause that such Material Subsidiary to create in favor of the Bank a first ranking charge over all its assets or create such charge over its shares held by the Borrower to secure the repayment of all amounts due under the Banking Services.

          (h) If Opusdent Ltd. will issue additional shares to the Borrower and\or any of its Subsidiaries (in addition to the 100,000 ordinary shares issued until the date of this agreement) (the "Additional Shares") then the Borrower and\or such Subsidiary will pledge in favor of the Bank such Additional Shares in order to secure the repayment of the Banking Services, provided that such Additional Shares were issued against an outstanding debt of Opusdent to the Borrower as described in the Borrower's letter to the Bank as of this date. Such pledge shall be in form and substance to the full satisfaction of the Bank. The Borrower shall not approve any issuance of shares by Opusdent to the Borrower and/or any of its Subsidiaries as long as there is any outstanding debt of Opusdent to the Borrower, other than in consideration of such debt, in whole or in part.

          (i) Purchase of Assets - not to purchase any assets until the granting of the Additional Financing unless such purchase is made against allotment of shares in the Borrower.

          (j) Financial Statements and Reports. The Borrower will furnish to the Bank in duplicate:

               (i) As soon as practicable and when available, and in any event within 90 days after the end of each fiscal year of the Borrower and each Material Subsidiary, annual audited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such year and consolidating audited balance sheets of the Borrower and each Material Subsidiary for such period and related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries for such year and consolidating statements of income, retained earnings and cash flows of the Borrower and each Material Subsidiary for such period, setting forth in comparative form the corresponding figures for the preceding fiscal year, audited by independent certified public accountants of recognised standing selected by the Borrower (and each Material Subsidiary, as applicable), and acceptable to the Bank;

               (ii) As soon as practicable and when available, and in any event within 45 days after the end of each fiscal quarter of the Borrower (other than the 4th quarter), a consolidated balance sheet, related consolidated statements of income, retained earnings and cash flows of the Borrower and its Subsidiaries showing its financial condition as of the last day of such fiscal quarter and the results of operations for such fiscal quarter, certified by the chief financial officer of the Borrower as to (i) fair presentation of the financial position and the results of operations of the Borrower and its Subsidiaries and (ii) having been prepared in accordance with generally accepted accounting principles consistently applied;

               (iii) As soon as practicable and when available, and in any event within 45 days after the end of each fiscal quarter of each Material Subsidiary (other than the 4th quarter), a consolidating balance sheet, related consolidating statements of income, retained earnings and cash flows of such Material Subsidiary showing its financial condition as of the last day of such fiscal quarter and the results of operations for such fiscal quarter, certified by the chief financial officer of such Material Subsidiary as to (i) fair presentation of the financial position and the results of operations of such Material Subsidiary and (ii) having been prepared in accordance with generally accepted accounting principles consistently applied;

               (iv) Promptly following the occurrence thereof, notice of
                    any material adverse change in the business, affairs or financial condition of the Borrower or any of its Material Subsidiaries;

               (v) Such other information as to the financial condition, operations, business, properties and other assets of the Borrower and its Subsidiaries as the Bank may from time to time reasonably request.

5.       Events of Default

         Notwithstanding the provisions under the Application to open an Account, an Event of Default in respect of any of the Banking Services shall occur if:

          (a) Any default shall occur in the payment of principal of or interest on the amount due under any agreement of the Banking Services, as and when the same shall become due and payable, whether at the due date thereof, by acceleration, mandatory prepayment or otherwise, and such default is not remedied until the later of 30 (thirty) days from the due date of the respective sum or 7 (seven) days from the date of Borrower's receipt of the Bank's notice to that effect; or

          (b) Any default shall occur in the due observance or performance by the Borrower or any Material Subsidiary of any other covenant, agreement or condition contained herein or in any other document for the Banking Services and such default, if capable of being cured, is not remedied until the later of 45 (forty five) days from the due date of the respective default or 14 (fourteen) days from the date of Borrower's receipt of the Bank's notice to that effect; or

          (c) Any representation or warranty made herein or under any document for the Banking Services shall prove to have been false or misleading in any material respect when made; provided, however, that with respect to circumstances that do not affect the validity, legality or enforceability of the relevant document for the Banking Services, the circumstances to which such representation or warranty relates, if capable of being corrected so that such representation or warranty shall become correct again, shall not have been corrected until the earlier of 7 (seven) days from receipt of the Bank's notice or 7 (seven) days from the date upon the Borrower has become aware thereof; or

          (d) Any order, judgment or decree shall be entered in any ex parte proceeding against the Borrower or any Material Subsidiary decreeing the dissolution of the Borrower or such Material Subsidiary and such order, judgment or decree shall remain undischarged or unstayed for a period in excess of 60 days; or

          (e) Final judgment for the payment of money in excess of $500,000 (to the extent not covered by insurance or bond) shall be rendered by a court of record against the and the Borrower or any of its Material Subsidiaries, and the Borrower or any such Material Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof and within such period of 30 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (f) The Borrower or any Material Subsidiary shall suspend or discontinue its business other than pursuant to a Permitted Restructure, or (ii) the Borrower or any Material Subsidiary shall call a meeting of its creditors for the purpose of postponing or adjusting its liabilities or seeking an arrangement with its creditors, shall make an assignment for the benefit of creditors or a composition with creditors, shall be unable or admit in writing its inability to pay its debts generally as they mature, shall generally not pay its debts when they are due, shall file a petition in bankruptcy, shall become insolvent (howsoever such insolvency may be evidenced), shall suffer an order for relief to be entered against it under any bankruptcy law which shall remain undismissed or unstayed for a period of 60 days or more, shall petition or apply to any tribunal for the appointment of any receiver, custodian, liquidator or trustee of or for it or any substantial part of its property or other assets or shall commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall be commenced against the Borrower or any Material Subsidiary, any such proceeding which shall remain undismissed or unstayed for a period of 60 days or more; or the Borrower or any of its Subsidiaries shall take any action for the purpose of effecting any of the foregoing; or

          (g) the Bank in its sole discretion considers that a material adverse change in the financial or business condition of the Borrower shall have occurred;

          (h) Any of the documents for the Banking Services shall become invalid or unenforceable, in whole or in part, and such unenforceability persists for a period of 30 (thirty) days, or any default or event of default shall have occurred thereunder, and such default persists for more than the period of grace, if any, specified therefor;

          (i) The Borrower or any of its Subsidiaries shall be in default under any other obligation to Bank Hapoalim B.M., including its New York Branches, and such default persists for more than the period of grace, if any, specified therefor, and as long as such default is continuing.

6.       Disclosure of Information

          (a) Any branch of the bank administering the loan may disclose to the Head Office of the Bank, or to any assignee thereof, or to the Bank of Israel, the Examiner of Bank, the Controller of Foreign Exchange or any person acting under their authority or to any other regulatory authority having jurisdiction over the Bank or over the Head Office of the Bank or to the Head Office of the Bank for delivery by the latter to any such regulatory authorities, such information about the Borrower or the Loan as may be required by such regulatory authorities or as the branch or the Head Office of the Bank may deem appropriate; provided that upon the disclosure of information to any person who/which is not a regulatory authority, such person will confirm to the bank that such information will be treated in confidence.

7.       Notices

          (a) Each communication to be made under this agreement shall be made in writing and, unless otherwise stated, may be made also by telex or facsimile transmission.

          (b) Each communication or document to be made or delivered by one person to another pursuant to this Agreement shall (unless that other party has by fifteen (15) days' written notice specified another address) be made or delivered to that party, addressed as follows:

               (i) if to the Borrower at:

               Yokneam Industrial Park,
               P.O.B. 240, Yokneam 20692
               Israel
               Fax No: 04-9599070

              (ii) if to the Bank at:-

               Bank Hapoalim B.M
               41 Rothschild Blvd
               Tel Aviv
               Fax no. 03-5675699
               Att: Mrs. Lea Landau

and shall be deemed to have been made or delivered the next banking day after dispatch (in the case of any communication made by telex or any form of facsimile transmission) or (in the case of any communication made by letter) the next banking day after being physically left at that address.

8.       Governing Law and Jurisdiction

               (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Israel.

               (b) For the purpose of this Agreement the exclusive place of jurisdiction shall be the competent courts of law in Tel Aviv-Jaffa.

9.       Special Conditions

         Notwithstanding Section 6 of the Companies Law 5759-1999 ,the Bank hereby agrees that in any Event of Default (as such term is defined under this Agreement) it shall have no claim , demand or any recourse to the assets and rights of any of the shareholders of the Borrower.

         In Witness Whereof the Borrower and the Bank have caused this Agreement to be duly executed and delivered in Tel Aviv., as of the date first above written.


    /s/ Sagi Genger                                         /s/ L. Landau

                                                             /s/ L. Ben Ami

    ESC Medical Systems Ltd.                             Bank Hapoalim B.M.

                                                               Exhibit 99.1

               ESC Completes Acquisition of Coherent Medical

         YOKNEAM, Israel, April 30 /PRNewswire/ -- ESC Medical Systems Ltd(NASDAQ: ESCM - news) announced today that it closed the previously announced transaction to acquire the assets and assume the liabilities of Coherent Medical Group from Coherent, Inc. (NASDAQ: COHR - news). ESC results for the second quarter ended June 30, 2001, will reflect the Coherent Medical Group results as of May 1. With the close of this transaction we are the global leader in cutting- edge laser and light based technologies for medical and aesthetic applications," said Yacha Sutton President and CEO of ESC Medical Systems Ltd. "This acquisition elevates our capabilities in the aesthetic, surgical and ophthalmic marketplace. Our management and employees are focused on delivering on the potential of the combination".

         ESC Shareholders will vote on a board proposal to change the corporate name to "Lumenis" at the upcoming shareholders meeting.

         ESC Medical Systems develops, manufactures and markets medical devices utilizing state-of the art proprietary intense pulsed light source and laser technology. Its systems are used in a variety of aesthetic, surgical and medical applications, including the non-invasive treatment of veins and other benign vascular lesions, pigmented lesions, hair removal and skin rejuvenation, as well as ENT, OB/GYN and neurosurgery. For more information about the Company, and its products log on to http://www.lumenis.com or http://www.escmed.com .

         Founded in 1966, Coherent, Inc, is a Standard & Poor's SmallCap 600 company and a world leader in providing photonics based solutions to the commercial, scientific,medical, and telecom markets. For more information about Coherent, visit the Company's Web site at http://www.coherentinc.com for product and financial updates.

         ESC cautions that certain forward looking statements contained in this announcement or other statements which may be made about the transaction, including, without limitation, the effect of the combination on ESC's earnings and cash flows, are qualified by important factors that could cause actual operating results to differ materially from those described herein or any such statements. These factors could include, among others, the following: (i) factors disclosed from time to time in ESC's filings with the Securities and Exchange Commission; (ii) the occurrence of unanticipated events and circumstances which may render the transaction less beneficial to ESC than projected; (iii) the effect of the intense competition facing ESC and Coherent's medical group; and (iv) the inability of ESC to integrate successfully its operations with those of Coherent's medical group and thereby achieve the anticipated cost savings and other synergies and be in a position to take advantage of potential opportunities for growth. Results actually achieved thus may differ materially from the expected results described herein or any such statement. Please refer to ESC's Annual Reports on Form 10-K, its Current Reports on Form 8-K and its Quarterly Reports on Form 10-Q for a more detailed description of certain of these factors.